SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                          -------------
                         AMENDMENT NO. 1
                               TO
                            FORM S-4
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

ARROW FINANCIAL CORPORATION        ARROW CAPITAL TRUST I
(Exact name of Registrant as       (Exact name of Registrant as
specified in its charter)          specified in its trust agreement)

        New York                                Delaware
(State or other jurisdiction of    (State or other jurisdiction of
of incorporation or organization)  incorporation or organization)

          6712                                    6719
(Primary Standard Industrial       (Primary Standard Industrial
Classification Code Number)        Classification Code Number)

          22-2448962                         14-6199796
      (I.R.S. Employer                  (I.R.S. Employer
     Identification No.)                Identification No.)

          250 Glen Street, Glens Falls, New York  12801
                         (518) 745-1000
       (Address, including zip code, and telephone number,
              including area code, of Registrants'
                  principal executive offices)

John J. Murphy, Executive Vice President      COPY TO:
  and CFO                                     Thomas B. Kinsock, Esq.
Arrow Financial Corporation                   Stinson, Mag & Fizzell, P.C.
250 Glen Street                               100 South 4th Street, Suite 700
Glens Falls, New York  12801                  St. Louis, Missouri  63102
(Name, address, including zip
code, and telephone
number, including area code,
of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE
SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                 CALCULATION OF REGISTRATION FEE

                                  PROPOSED    PROPOSED
                                  MAXIMUM      MAXIMUM
   TITLE OF EACH     AMOUNT TO    OFFERING    AGGREGATE        AMOUNT OF
CLASS OF SECURITIES     BE       PRICE PER    OFFERING       REGISTRATION
 TO BE REGISTERED   REGISTERED    UNIT <F1>   PRICE <F1>         FEE

9.50% SERIES B      $ 5,000,000    100%       $ 5,000,000      $ 1320<F5>
CAPITAL SECURITIES
OF ARROW CAPITAL
TRUST I

9.50% SERIES B      $ 5,000,000    100%       $ 5,000,000         N/A
JUNIOR SUBORDINATED
DEFERRABLE INTEREST
DEBENTURES OF ARROW
FINANCIAL
CORPORATION<F2>

SERIES B CAPITAL       N/A         N/A            N/A             N/A
SECURITIES
GUARANTEE OF ARROW
FINANCIAL
CORPORATION<F3>

TOTAL               $ 5,000,000    100%       $ 5,000,000<F4>   $ 1320<F5>

[FN]
<F1> Estimated solely for the purpose of computing the
     registration fee in accordance with Rule 457(f). Arrow Capital Trust I (the "Trust") is a subsidiary of Arrow Financial Corporation ("AFC"). In the exchange offer (the "Exchange Offer"), the 9.50% Series B Capital Securities of the Trust ("Series B Capital Securities") are being offered and will be issued in exchange for up to all outstanding 9.50% Series A Capital Securities of the Trust ("Series A Capital Securities"), the latter having an aggregate liquidation value of $5,000,000.

<F2> The 9.50% Series B Junior Subordinated Deferrable Interest
     Debentures of AFC ("Series B Debentures") will be issued by AFC to the Trust simultaneously with the Trust's issuance of Series B Capital Securities to holders of Series A Capital Securities at the conclusion of the Exchange Offer, and in an aggregate principal amount equal to the aggregate liquidation amount of the Series B Capital Securities then issued. The Series B Debentures will be exchanged for a like aggregate amount of 9.50% Series A Junior Subordinated Deferrable Interest Debentures of AFC ("Series A Debentures") theretofore held by the Trust. The Series B Debentures may be distributed upon any liquidation of the Trust to holders of Series B Capital Securities.

<F3> No separate consideration will be received for the Series B
     Capital Securities Guarantee of AFC, which will be issued by AFC upon completion of the Exchange Offer.

<F4> Such amount represents the aggregate book value on the
     consolidated balance sheet of AFC of the Series A Capital Securities and Series A Debentures for which the Series B Capital Securities and the Series B Debentures are being exchanged in the Exchange Offer.

<F5> The registration fee was calculated pursuant to Rule
     457(f)(2) as 0.000264 of $5,000,000.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                      ARROW CAPITAL TRUST I
                               AND
                   ARROW FINANCIAL CORPORATION

                        Offer to Exchange
          ____________________________________________


-    Up to $5,000,000 in          For  -    A similar amount of Arrow
     aggregate liquidation amount           Capital Trust I's
     of Arrow Capital Trust I's             outstanding 9.50% Series A
     9.50% Series B Capital                 Capital Securities, which
     Securities, which have been            have not been registered
     registered under the                   under the Securities Act
     Securities Act of 1933.                of 1933.

-    Arrow Financial              For  -    Its similar guarantee of
     Corporation's guarantee of             Arrow Capital Trust I's
     Arrow Capital Trust I's                obligations under the
     obligations under the new              original capital
     capital securities, which              securities, which has not
     has been registered under              been registered under the
     the Securities Act of 1933.            Securities Act of 1933.

-    Up to $5,000,000 in          For  -    A similar amount of Arrow
     aggregate principal amount             Financial Corporation's
     of Arrow Financial                     9.50% Series A
     Corporation's 9.50% Series B           Subordinated Debentures
     Subordinated Debentures due            due December 31, 2029,
     December 31, 2029, which               which have not been
     have been registered under             registered under the
     the Securities Act of 1933.            Securities Act of 1933.
          ____________________________________________

     The new capital securities and the original capital securities represent preferred ownership interests in the assets of Arrow Capital Trust I. The new capital securities and the original capital securities are identical in all material respects except that the original capital securities contained transfer restrictions and registration rights that the new capital securities do not contain. Neither the new capital securities nor the original capital securities are listed on any national securities exchange.

     The new subordinated debentures and the original subordinated debentures are identical in all material respects.
The new guarantee and the original guarantee are identical in all material respects.

     The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on May 31, 2000, unless extended.

     You should carefully consider the "Risk Factors" beginning on page 14 before deciding whether to exchange your original securities for new securities.

___________________________________________________________________
/                                                                  /
/     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE /
/ SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE       /
/ SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR       /
/ COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL      /
/ OFFENSE.                                                         /
/                                                                  /
/     THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A  /
/ BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE        /
/ CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.                    /
/__________________________________________________________________/

           The date of this prospectus is May 1, 2000.

   ADDITIONAL INFORMATION WE HAVE INCORPORATED IN THE PROSPECTUS

     The following documents of Arrow Financial that have been previously filed with the SEC are incorporated into this prospectus by reference:

     -    Annual Report on Form 10-K for the year ended December
          31, 1999 and all amendments thereto.

     -    All other reports filed by Arrow Financial pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999.

     All documents filed by Arrow Financial under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the new securities will be incorporated by reference into this prospectus and become part of this prospectus from the date of filing of those documents. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will automatically be modified or superseded to the extent that a statement contained in this prospectus, or in any subsequently filed document which is incorporated herein by reference, modifies or supersedes such statement. Any statement so modified will constitute a part of this prospectus only as so modified.

     When we refer to this prospectus, we mean not only this prospectus but any documents which are incorporated in this prospectus by reference.

     For your convenience, we have enclosed with this prospectus a copy of our Year 2000 Annual Meeting Proxy Statement, which includes as an attachment our 1999 audited consolidated financial statements and certain other information from our Annual Report to the SEC on Form 10-K for the year ended December 31, 1999. You may obtain a copy of our other filings with the SEC at no cost, by writing or telephoning us at the following address:

                   Arrow Financial Corporation
                         250 Glen Street
                     Glens Falls, NY  12801
                         (518) 745-1000
                  Attention: Gerard R. Bilodeau

     You should rely only on the information provided or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell only the securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of the prospectus, regardless of when this prospectus is delivered or when the securities described in this prospectus are sold.

               WHERE YOU CAN FIND MORE INFORMATION

     Arrow Financial files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC") in compliance with the information reporting requirements of the Securities Exchange Act of 1934. You may read and copy any materials filed by Arrow Financial with the SEC at the following locations:

Public Reference Room    New York Regional Office   Chicago Regional Office
450 Fifth Street, N.W.   7 World Trade Center       500 West Madison Street
Room 1024                Suite 1300                 Suite 1400
Washington, D.C. 20549   New York, NY 10048         Chicago, IL 60661

     You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov through the SEC's electronic data gathering, analysis and retrieval system, EDGAR. Arrow Financial's common stock is listed on the NASDAQ National Market under the symbol "AROW." Information about Arrow Financial also is available from the NASD, 1735 K Street, N.W., Washington, D.C. 20006.

     No separate financial statements of the Trust are included in this prospectus and no separate financial statements will be prepared in the future. We do not believe that such financial statements are helpful because:

     - all of the voting securities of the Trust are owned, directly or indirectly, by Arrow Financial;

     - the Trust has no operating history or independent operation;

     - the Trust has not engaged in, and does not propose to engage in, any significant activity other than issuing its capital securities and common securities and making payments on its outstanding capital securities and common securities, for which it uses funds received by it in the form of interest payments from Arrow Financial on the subordinated debentures of Arrow Financial owned by the Trust; and

     - the obligations of the Trust under its securities are fully and unconditionally guaranteed by Arrow
          Financial, on a subordinated basis, to the extent the Trust has funds available to meet the obligations.

     This prospectus is part of a registration statement on Form S-4 filed by Arrow Financial and the Trust with the SEC under the Securities Act of 1933. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with the registration statement. You should review the registration statement and the exhibits filed with the registration statement for further information regarding Arrow Financial, the Trust and the new securities being offered by this prospectus. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the addresses listed above.

                   FORWARD-LOOKING STATEMENTS
         RELATING TO FUTURE PERFORMANCE OR EXPECTATIONS

     We have used and incorporated by reference in this prospectus "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "may," "will," "should," "projected," "contemplates" or "anticipates" may constitute forward-looking statements. Although we believe that the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business and operations, it is possible that actual results may differ materially from these expectations. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. We have used these statements to describe our expectations and estimates in various areas, including:

     - our overall business conditions, particularly in the markets in which we operate,

     -    fiscal and monetary policy,

     -    the market for our loan products and banking services,

     -    competitive products and pricing,

     -    credit risk management,

     - changes in laws and regulations affecting financial institutions, and

     -    any continuing concerns about the impact of the year
          2000 on our business.

     Our actual results could vary materially from the future results covered in our forward-looking statements. The statements in the "Risk Factors" section are cautionary statements identifying important factors, including certain risks and uncertainties, that could cause our results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the United States economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements. We disclaim any obligation to announce publicly future events or developments that affect the forward-looking statements in this prospectus.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering of the securities. If given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that there has not been any change in the facts in this prospectus or our affairs since the date of this prospectus.

                       SUMMARY INFORMATION

     The following information provides an overview of the major terms of the exchange offer. You should carefully read the more detailed discussion and financial information appearing elsewhere or incorporated by reference in this prospectus before you decide to accept the exchange offer. In this prospectus, references to "we," "us," and "our" generally are to Arrow Financial Corporation only. The Trust is normally referred to as "the Trust." When a logical reading clearly so indicates, however, "we," "us" and "our" may refer to both Arrow Financial and the Trust.

                   ARROW FINANCIAL CORPORATION

OVERVIEW

     We are a New York chartered bank holding company headquartered in Glens Falls, New York. As a registered bank holding company, we are subject to regulation by the Board of Governors of the Federal Reserve System (which we refer to in this prospectus as the "Federal Reserve Board" or the "FRB"). Through our wholly-owned subsidiaries, Glens Falls National Bank and Trust Company ("Glens Falls National") and Saratoga National Bank and Trust Company ("Saratoga National"), we provide a full range of commercial and consumer financial services to our principal market area in eastern New York State. In addition to traditional banking services, we offer credit card processing services for other financial institutions and, through our banks' trust departments, we provide retirement planning, trust and estate administration services and pension, profit-sharing and employee benefit plan administration.

     We have grown to approximately $1,001 million in assets, $795 million in deposits and $72 million in shareholders' equity at December 31, 1999. Our net income for the year ended December 31, 1999 was $12.9 million representing diluted per share earnings of $1.66. Our deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to FDIC limits (generally $100,000 per depositor).

     Our principal executive office is located at 250 Glen
Street, Glens Falls, New York 12801 and our telephone number is
(518) 745-1000.

GLENS FALLS NATIONAL BANK AND TRUST COMPANY

     Glens Falls National is chartered as a national bank and is a member of the Federal Reserve System. Its deposits are insured by the Bank Insurance Fund of the FDIC ("BIF"), and it is subject to regulation by the Office of the Comptroller of the Currency (which we refer to in this prospectus as the "Comptroller of the Currency" or the "OCC"). Glens Falls National offers a full range of banking products and services through 22 banking offices located in Warren, Saratoga, Washington, Essex and Clinton Counties, New York. Included are a wide array of consumer products and services, such as retail checking and savings accounts, automobile and home mortgage loans, safe deposit facilities, and automated teller machines.

     Glens Falls National also provides lending, depository and related financial services to commercial, industrial, financial, and governmental customers. These services include short and long term loans and revolving credit arrangements, letters of credit, inventory and accounts receivable financing, real estate construction lending, and mortgage loans.

     As of December 31, 1999, Glens Falls National had total assets of $907 million, total loans of $557 million and total deposits of $716 million.

     Glens Falls National also operates a Trust Department which provides services normally associated with holding property in a fiduciary or agency capacity. As of December 31, 1999, the Trust Department had assets under administration with a market value of $691 million.

SARATOGA NATIONAL BANK AND TRUST COMPANY

     Saratoga National is chartered as a national bank and is a member of the Federal Reserve System. Its deposits are insured by the BIF, and it is subject to regulation by the Comptroller of the Currency. Saratoga National offers banking products and services through its two banking offices located in Saratoga County, New York. Such include a number of retail products and services, including checking and savings accounts, consumer loans, safe deposit facilities, and automated teller machines.

     Saratoga National also provides lending, depository and related financial services to commercial, industrial, financial, and governmental customers. These services include short and long term loans and revolving credit arrangements, letters of credit, inventory and accounts receivable financing, real estate construction lending, and mortgage loans.

     As of December 31, 1999, Saratoga National had total assets of $109 million, total loans of $101 million and total deposits of $83 million.

     Saratoga National also operates a Trust Department which provides services normally associated with holding property in a fiduciary or agency capacity. As of December 31, 1999, the Trust Department had assets under administration with a market value of $7 million.

BUSINESS STRATEGY

     We seek to grow by developing our core banking operations, deepening our market penetration by providing additional banking services to our present customers, and expanding our geographic market area and customer base through strategic acquisitions of branches from other banks and by opening new offices in selected areas. The major components of our growth-oriented community banking strategy are the following:

     -    Growth of Our Community Banking Franchise

     -    Provision of a Full Range of Financial Services

     -    Selective Acquisitions and Branch Expansion

     Of paramount concern to us is the need to maintain and enhance shareholder returns and the share value of our common stock in the context of continued growth of our banking franchise.

                      ARROW CAPITAL TRUST I

     We organized the Trust as a statutory Delaware business trust on November 22, 1999. The Trust was created exclusively to issue and sell its capital securities, to use the proceeds therefrom to acquire subordinated debentures issued by us, and thereafter to make payments on its outstanding securities using funds received from us in the form of interest payments on those subordinated debentures. The Trust has no independent business operations.

     The Trust received $5.0 million in aggregate proceeds from its private offer and sale in December 1999 of $5.0 million in aggregate liquidation amount of 9.50% Series A Capital Securities (the original capital securities). All proceeds were used by the Trust to buy our 9.50% Series A subordinated debentures due December 31, 2029 (the original subordinated debentures). The original subordinated debentures had, and have, the same basic financial terms as the original capital securities. We are obligated to make interest payments under the original subordinated debentures to the Trust, which the Trust is obligated to use to make distributions on the original capital securities. Our obligations under the original subordinated debentures are unsecured and rank junior to all of our other borrowings, except borrowings that by their terms rank equal or junior to the original capital securities. We have, on a subordinated basis, fully, irrevocably and unconditionally guaranteed the payment by the Trust of the amounts that are required to be paid on the original capital securities, to the extent that the Trust has funds available for such payment.

     The exchange offer, if completed, will result in the replacement of all or some portion of the outstanding original capital securities of the Trust with new capital securities of the Trust (which are virtually identical to the original capital securities except registered under the Securities Act of 1933), and the replacement of an identical amount of our outstanding original subordinated debentures held by the Trust with our new subordinated debentures (which are virtually identical to our original subordinated debentures except registered under the Securities Act of 1933). The aggregate amount of capital securities outstanding and subordinated debentures outstanding will not be affected by the exchange offer.

     Also in December 1999, we purchased all of the common securities issued by the Trust for $155,000. These proceeds also were used by the Trust to purchase an equal aggregate principal amount of our original subordinated debentures. Our investment in the common securities of the Trust is unaffected by the exchange offer.

     The subordinated debentures issued by us are and will continue to be the sole assets of the Trust. Payments under those subordinated debentures are and will remain the sole revenues of the Trust. The Trust intends to maintain its status as an entity that is not taxable as a corporation for federal income tax purposes. The Trust has no separate financial statements. The statements would not be meaningful to you, because the Trust has and will have no independent operations and no assets other than our subordinated debentures. The Trust has a term of approximately 30 years, but may be dissolved earlier.

     The principal executive office of the Trust is c/o Arrow
Financial Corporation, 250 Glen Street, Glens Falls, New York
12801, Attention:  John J. Murphy, Administrative Trustee.

                       THE EXCHANGE OFFER

The exchange offer       We are offering to exchange:

                         -    Up to $5,000,000 in aggregate
                              liquidation amount of new capital
                              securities, which have been
                              registered under the Securities Act
                              of 1933, for a like aggregate
                              liquidation amount of virtually
                              identical "original" capital
                              securities, which were issued
                              without registration.  You may
                              exchange any or all of your
                              original capital securities as long
                              as the original capital securities
                              you exchange, as well as the
                              original capital securities you
                              retain, have a liquidation amount
                              of at least $100,000 or an integral
                              multiple of $1,000 in excess of
                              $100,000.

                         -    Our guarantee of the Trust's
                              obligations under the new capital
                              securities, which has been
                              registered under the Securities Act
                              of 1933, for our identical
                              "original" guarantee of the Trust's
                              obligations under the original
                              capital securities, which has not
                              been registered.

                         -    Up to $5,000,000 in aggregate
                              principal amount of our new
                              subordinated debentures, which have
                              been registered under the
                              Securities Act of 1933, for a like
                              aggregate principal amount of our
                              virtually identical "original"
                              subordinated debentures, which have
                              not been registered and are held by
                              the Trust.

Expiration date          This exchange offer will expire
                         at 5:00 p.m., New York city time, on
                         May 31, 2000.  If we choose to extend
                         the exchange offer, the expiration
                         date will be the latest date and time
                         to which it is extended.

Procedures for
  exchanging
  original capital
  securities             If you want to accept the
                         exchange offer, you must complete,
                         sign, date and deliver the
                         accompanying letter of transmittal,
                         together with the original capital
                         securities and any other required
                         documentation, to the exchange agent
                         before the expiration date.  The
                         letter of transmittal includes
                         detailed instructions for its
                         completion, execution and delivery
                         which must be followed meticulously.

Special procedures for
  beneficial owners      If your original capital
                         securities are registered in the name
                         of a broker, dealer, commercial bank,
                         trust company or other nominee, you
                         should contact the registered owner
                         promptly and if you wish to accept
                         the exchange offer, instruct your
                         nominee to do so on your behalf.

Guaranteed delivery
   procedures            If you cannot deliver the
                         original capital securities, the
                         letter of transmittal or any other
                         documents required by the letter of
                         transmittal to the exchange agent
                         prior to the expiration date, you
                         must follow the guaranteed delivery
                         procedures.

Withdrawal rights        Original capital securities
                         delivered for exchange may be
                         withdrawn at any time prior to 5:00
                         p.m., New York City time, on the
                         expiration date.

Acceptance of original
  capital securities
  and delivery of new
  capital securities     We will accept for exchange any
                         original capital securities that are
                         properly tendered prior to 5:00 p.m.,
                         New York City time, on the expiration
                         date.  We will exchange, and issue to
                         the exchange agent, new capital
                         securities promptly after the
                         expiration date.

DTC book-entry
   ownership             We are applying to have the new
                         capital securities included in the
                         electronic book-entry securities
                         ownership system maintained by The
                         Depository Trust Company (DTC).  If
                         our application is approved, we will
                         so notify holders who have agreed to
                         accept the exchange offer at or
                         around the time their new capital
                         securities are to be issued to them.
                         Any such holder who participates
                         directly or indirectly in the DTC
                         book-entry system or has a custodial
                         account with a participant may elect
                         to have his or her new capital
                         securities held on his or her behalf
                         through the DTC system, registered in
                         the name of DTC or its nominee.

Consequences of
  failure to
  exchange               If you are eligible to
                         participate in the exchange offer but
                         do not exchange your original capital
                         securities, you will not have any
                         further exchange rights following the
                         closing of this exchange offer.  Your
                         original capital securities will
                         remain restricted securities and may
                         be resold only:

                         -    to Arrow;

                         -    to a "qualified institutional
                              buyer" under Rule 144A under the
                              Securities Act of 1933;

                         -    to an institutional accredited
                              investor meeting certain
                              requirements;

                         -    in a transaction otherwise
                              exempt from registration under the
                              Securities Act of 1933; or

                         -    pursuant to an effective
                              registration statement under the
                              Securities Act of 1933.

Resale of the
   capital securities    Based on interpretations by the
                         staff of the SEC in no-action letters
                         to third parties, we believe that the
                         new capital securities to be issued
                         in exchange for original capital
                         securities may be offered for resale
                         and may be resold or otherwise
                         transferred without restriction,
                         except as follows:

                         -    A broker-dealer who purchased
                              original capital securities for
                              resale under Rule 144A or another
                              exemption from registration under
                              the Securities Act of 1933 may not
                              tender original capital securities
                              for exchange and must comply with
                              the registration and prospectus
                              delivery provisions of the
                              Securities Act of 1933; and

                         -    A person that is an
                              "affiliate" of Arrow Financial or
                              the Trust, within the meaning of
                              Rule 405 under the Securities Act
                              of 1933, may not tender original
                              capital securities for exchange and
                              must comply with the registration
                              and prospectus delivery provisions
                              of the Securities Act of 1933
                              unless the affiliate sells the
                              original capital securities under
                              Rule 144 or another exemption from
                              registration under the Securities
                              Act of 1933.

                         If a broker-dealer or affiliate
                         transfers capital securities in
                         violation of the prospectus delivery
                         requirements of the Securities Act of
                         1933 or without an exemption from
                         registration, it may incur liability
                         under the Securities Act of 1933.  We
                         do not indemnify holders of capital
                         securities against liability under
                         the Securities Act of 1933.  Broker-
                         dealers that receive new capital
                         securities for their own accounts in
                         exchange for original capital
                         securities should refer to the
                         applicable provisions described in
                         the section entitled "Plan of
                         Distribution."

                         All resales of capital securities
                         must be made in compliance with
                         applicable state securities or "blue
                         sky" laws.  We assume no
                         responsibility for your compliance
                         with these requirements in connection
                         with the exchange offer or otherwise.
                         We are not making the exchange offer
                         to, and will not accept surrenders
                         for exchange from, holders of
                         original capital securities in any
                         jurisdiction in which the exchange
                         offer would not be in compliance with
                         the applicable state securities or
                         "blue sky" laws.

Conditions to the
   exchange offer        If we determine that applicable
                         federal laws or the SEC staff's
                         interpretations do not permit the
                         exchange offer, we may terminate the
                         exchange offer.

                         The exchange offer is not conditioned
                         upon the tender of any minimum
                         liquidation amount of original
                         capital securities.

                         To accept the exchange offer, you
                         must represent to us in writing that:

                         -    you are not an affiliate of
                              Arrow or the Trust;

                         -    you are acquiring the new
                              capital securities in the ordinary
                              course of your business; and

                         -    you are not participating in,
                              and have no arrangement or
                              understanding with any person to
                              participate in, the distribution of
                              the new capital securities.

Federal income tax
   consequences          The exchange of original capital
                         securities for new capital securities
                         should not be a taxable event for
                         U.S. federal income tax purposes.

Exchange agent           The Chase Manhattan Bank.

   SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

     We have selected highlights from our consolidated financial data as of and for the five years ended December 31, 1999. You should read our consolidated financial statements and related notes included in our annual report on Form 10-K for the year ended December 31, 1999, which are attached to this prospectus as Appendix A.

                                               AS OF DECEMBER 31,
                              1999         1998        1997         1996         1995
                                 (Dollars in Thousands, Except Per Share Data)
SELECTED BALANCE SHEET
DATA:
Total Assets              $ 1,001,107   $  939,029  $  831,559   $  652,603  $  789,790
Securities Available-
  for-Sale                    228,364      267,731     221,837      171,743     178,645
Securities Held-to-
  Maturity                     55,467       63,016      44,082       30,876      13,921
Loans and Leases, Net
  of Unearned Income          655,820      546,126     485,810      393,511     517,787
Nonperforming Assets            2,745        3,592       4,077        2,799       6,790
Deposits                      795,197      775,597     720,915      541,747     694,453
Other Borrowed Funds           36,021       24,032      24,755       22,706      15,297
Long-Term Debt                 85,000       45,000       -----        -----       -----
Shareholders' Equity           72,287       77,146      73,871       74,296      67,504

SELECTED STATEMENT OF
INCOME DATA:
Interest and Dividend     $    67,135    $  63,033   $  54,861    $  54,875   $  60,718
  Income
  Less: Interest Expense       29,266       28,142      23,887       21,826      24,865
Net Interest Income            37,869       34,891      30,974       33,049      35,853
  Less: Provision for
    Loan Losses                 1,424        1,386       1,303          896       1,170
Net Interest Income
  After Provision for
  Loan Losses                  36,445       33,505      29,671       32,153      34,683
Other Income<F1>                9,382        8,172       8,109       23,804      14,473
Net Gains (Losses) on
  Securities                      (4)          408          74        (101)          23
  Transactions
    Less: Other Expenses       27,298       24,506      21,702       24,774      29,769
Income Before Taxes            18,525       17,579      16,152       31,082      19,410
Provision for Income
  Taxes                         5,666        5,744       5,155       10,822       6,986
    Net Income              $  12,859    $  11,835   $  10,997    $  20,260   $  12,424

PER SHARE DATA:<F2>
Earnings Per Common
Share:
  Basic                     $    1.68      $  1.50     $  1.37      $  2.38     $  1.38
  Diluted                        1.66         1.48        1.35         2.36        1.37
Per Common Share:
  Cash Dividends            $     .74      $   .65     $   .57      $   .46     $   .36
  Book Value                     9.73         9.91        9.32         8.94        7.56
  Tangible Book Value            8.13         8.26        7.57         8.71        7.32

SELECTED KEY RATIOS:
Return on Average Assets        1.33%        1.36%       1.49%        2.86%       1.60%
Return on Average Equity       17.02%       15.51%      15.19%       28.78%      19.45%
Dividend Payout                43.98%       43.78%      41.49%       19.47%      25.89%
Average Equity to
Average Assets                  7.81%        8.74%       9.80%        9.95%       8.22%
___________________________________

<F1>
       Other income in 1996 included a net gain of $15,330 from divestiture of Arrow Financial's former banking operations in Vermont; other income in 1995 included a $5000 insurance recovery.

<F2>
       Share and per share amounts have been adjusted for the 1999 5-for-4 stock split, the 1998 ten percent stock dividend, the 1997 five percent stock dividend and the 1996 ten percent stock dividend.

                          RISK FACTORS

     You should carefully read the following risk factors, together with the other sections of this prospectus and the documents that we have incorporated by reference into this prospectus, in deciding whether to accept the exchange offer and exchange your original securities for new securities. You should consider all of these risk factors to be important. The risk factors below do not necessarily appear in order of their importance.

               RISKS RELATED TO THE EXCHANGE OFFER

IF YOU ARE ELIGIBLE TO PARTICIPATE IN THE EXCHANGE OFFER BUT DO NOT EXCHANGE YOUR ORIGINAL CAPITAL SECURITIES, YOU WILL NOT HAVE ANY REGISTRATION OR EXCHANGE RIGHTS FOLLOWING THE CLOSING OF THE EXCHANGE OFFER AND YOUR ORIGINAL CAPITAL SECURITIES WILL REMAIN RESTRICTED SECURITIES.

     The original capital securities were not and are not being registered under the Securities Act of 1933 or any state securities laws. As a result, the original capital securities may not be offered, sold or otherwise transferred by the holders thereof except in compliance with the registration requirements of the Securities Act of 1933 and any applicable state securities laws, or in connection with an exemption from such requirements. The transfer restrictions applicable to the original capital securities are described in the certificates evidencing such securities as distributed to holders thereof. Original capital securities which are not exchanged for new capital securities in this exchange offer will continue to have a legend which describes these transfer restrictions.

     In addition, after the exchange offer ends, holders of original capital securities will no longer have the right to have their original capital securities registered under the Securities Act of 1933 or to receive any second or subsequent exchange offer of new capital securities for their original capital securities. We do not intend to register the original capital securities under the Securities Act of 1933 which have not been exchanged after the exchange offer ends except under very limited circumstances.

     The new capital securities and any original capital securities which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount have taken actions or exercised rights under the declaration of trust. See "Description of New Securities; Comparison to Original Securities" and "Description of Capital Securities--Voting Rights; Amendment of the Declaration of Trust."

     At the end of the exchange offer, you will not be entitled to any additional distributions or any future registration rights, except under limited circumstances.

ABSENCE OF ANY PUBLIC MARKET MAY AFFECT LIQUIDITY OF CAPITAL
SECURITIES.

     The original capital securities were not and are not being registered under the Securities Act of 1933, and will continue to be subject to transfer restrictions under the Securities Act of 1933 and applicable state securities laws. The new capital securities generally may be resold or otherwise transferred by the holders thereof, without compliance with the registration requirements under the Securities Act of 1933, unless the holders are affiliates of Arrow Financial or the Trust or are broker-dealers who purchased the original capital securities for resale. However, the new capital securities, like the original capital securities, constitute a new issue of securities with no established trading market. No assurance can be given that an active public or other market will develop for the new capital securities. If an active public market does not develop, the market price and liquidity of the new capital securities may be adversely affected.

     Capital securities may be transferred only in blocks having a liquidation amount of at least $100,000 (100 capital securities).

IF THERE IS A MARKET FOR THE NEW CAPITAL SECURITIES, THE TRADING
PRICE MAY NOT REFLECT THE FULL VALUE OF THE CAPITAL SECURITIES;
POSSIBLE ADVERSE TAX CONSEQUENCE.

     As stated in the preceding section, we cannot predict whether a trading market will develop for the capital securities (or for the subordinated debentures that may be distributed if we dissolve the Trust), including the new capital securities (and the new subordinated debentures) that may be issued in the exchange offer. If a public trading market develops for these securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, Arrow Financial's results of operations and the market for similar securities. If no public trading market develops, these securities may trade, if they trade at all, at a discount from the price that you paid for the capital securities and at prices that do not fully reflect the value of any accrued and unpaid interest on the underlying subordinated debentures.

     A holder of capital securities who uses the accrual method of accounting for tax purposes (and a cash method holder, if the underlying subordinated debentures are deemed to have been issued with OID) and who disposes of such capital securities between record dates for payments of distributions will be required to include accrued but unpaid interest on the underlying subordinated debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to the holder's adjusted tax basis in the underlying subordinated debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales or Redemptions of Capital Securities."

     We do not intend to apply for listing of the new capital securities on any national securities market and we cannot give any assurances that there will be a public or liquid trading market for the new capital securities.

                      *    *    *    *    *

     THE FOLLOWING RISK FACTORS PERTAIN TO ANY INVESTMENT IN THE CAPITAL SECURITIES, WHETHER ORIGINAL CAPITAL SECURITIES OR NEW CAPITAL SECURITIES. ALTHOUGH (I) NEW CAPITAL SECURITIES ARE BEING OFFERED IN THE EXCHANGE OFFER EXCLUSIVELY TO HOLDERS OF ORIGINAL CAPITAL SECURITIES IN EXCHANGE FOR THEIR ORIGINAL CAPITAL SECURITIES, (II) NO ADDITIONAL INVESTMENT IS REQUIRED FROM HOLDERS OF ORIGINAL CAPITAL SECURITIES IN CONNECTION WITH THEIR ACCEPTANCE OF THE EXCHANGE OFFER, AND (III) THE NEW CAPITAL SECURITIES ARE SUBSTANTIALLY IDENTICAL TO THE ORIGINAL CAPITAL SECURITIES, WE BELIEVE IT IS APPROPRIATE TO ADVISE ALL HOLDERS OF ORIGINAL CAPITAL SECURITIES, WHETHER OR NOT THEY ACCEPT THE EXCHANGE OFFER, OF THE VARIOUS RISKS ENTAILED IN THEIR PURCHASE AND CONTINUING OWNERSHIP OF CAPITAL SECURITIES, ORIGINAL OR NEW. THESE RISKS ALSO WERE SET FORTH IN THE OFFERING MATERIALS DISTRIBUTED TO THE INITIAL PURCHASERS OF ORIGINAL CAPITAL SECURITIES. REFERENCES BELOW TO "CAPITAL SECURITIES," THE "SUBORDINATED DEBENTURES" AND THE "GUARANTEE" INCLUDE BOTH ORIGINAL AND NEW CAPITAL SECURITIES, ORIGINAL AND NEW SUBORDINATED DEBENTURES AND THE ORIGINAL AND NEW GUARANTEE, UNLESS THE CONTEXT CLEARLY INDICATES OTHERWISE.

   RISKS RELATED TO YOUR INVESTMENT IN THE CAPITAL SECURITIES

WE DEPEND PRIMARILY ON ANY DIVIDENDS WE MAY RECEIVE FROM OUR
SUBSIDIARIES IN MAKING PAYMENTS UNDER THE SUBORDINATED
DEBENTURES, WHICH IN TURN DIRECTLY AFFECTS THE ABILITY OF THE
TRUST TO MAKE PAYMENTS TO YOU UNDER THE CAPITAL SECURITIES.

     Because we are a bank holding company, substantially all of our operating assets are owned by our subsidiary banks, Glens Falls National and Saratoga National. We rely primarily on dividends from Glens Falls National and Saratoga National to pay principal and interest on our outstanding debt obligations and corporate expenses. The boards of directors of the banks have the sole discretion to declare and pay any dividends to us. In addition, there are state and federal regulations that limit the ability of Glens Falls National and Saratoga National to pay dividends directly or indirectly to us. Federal and state regulatory agencies have the authority to limit payment of dividends by the banks based on their capital adequacy and their safety and soundness following payment of the proposed dividends. If either Glens Falls National or Saratoga National does not or is not able to pay dividends to us in sufficient amounts to enable us to make payments on the subordinated debentures, the Trust will not have sufficient funds to pay distributions and other payments on the capital securities and the guarantee will not apply.

WE CANNOT MAKE PAYMENTS UNDER THE GUARANTEE OR THE SUBORDINATED
DEBENTURES IF WE DEFAULT ON OUR OTHER OBLIGATIONS THAT ARE MORE
SENIOR.

     Our obligations to make payments under the subordinated debentures or under the guarantee issued for your benefit are unsecured and rank

     - junior to all of our other borrowings, except those borrowings that by their terms are equal or junior to the subordinated debentures and the guarantee, albeit

     -    senior to our common stock.

     This means that we cannot make payments to the Trust under the subordinated debentures or payments to holders of capital securities under the guarantee if we default on payments of any of our other borrowings, unless, by their terms, those borrowings are equal or junior to the subordinated debentures and the guarantee. If we liquidate, go bankrupt or dissolve, we would be able to make such payments only after we have paid all our other liabilities that are senior to the subordinated debentures and the guarantee. As of December 31, 1999, we had senior indebtedness of $85.0 million.

     As a bank holding company, our right to participate in any distribution of assets of Glens Falls National and Saratoga National, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the subordinated debentures and the guarantee will be effectively subordinated to all existing and future liabilities of Glens Falls National and Saratoga National, and holders of the subordinated debentures should not rely upon the assets of our subsidiaries for repayment of the subordinated debentures. In addition, Glens Falls National and Saratoga National are subject to certain restrictions imposed by federal law on any extensions of credit to their affiliates, including Arrow Financial and the Trust, and on investments in stock or other securities of affiliates.

     If we default on our obligations to pay principal or interest on the subordinated debentures, the Trust will not have sufficient funds to make distribution payments or liquidation payments on the capital securities. As a result, you will not be able to rely upon our guarantee for payment of these amounts. Instead, you or the property trustee may enforce the rights of the Trust as holder of the subordinated debentures against us. For more information, please refer to "Description of Subordinated Debentures--Enforcement of Certain Rights by
Holders of Capital Securities."

     The capital securities, the guarantee, the subordinated debentures and the indenture do not limit our ability or the ability of any subsidiary to incur additional debt, including debt that is senior in priority of payment.

     For more information on payments under the guarantee and the subordinated debentures, you should refer to "Description of Guarantee--Status of the Guarantee" and "Description of Subordinated Debentures--Subordination."

WE MAY DEFER INTEREST PAYMENTS ON THE SUBORDINATED DEBENTURES,
WHICH COULD HAVE ADVERSE CONSEQUENCES TO YOU.

     We have the right, at one or more times, unless an event of default exists under the subordinated debentures, to defer interest payments on the subordinated debentures for up to 20 consecutive quarters, but not beyond December 31, 2029. If we defer interest payments, the Trust will defer paying distributions to you on your capital securities during the deferral period. However, during this period, the capital securities would still accumulate distributions at the rate of 9.50% per year, compounded quarterly, to the extent permitted by law. During any deferral period, we will be prohibited from declaring or paying cash dividends on Common Stock or Preferred Stock of Arrow Financial and from paying on or repaying, repurchasing or redeeming any debt which ranks equal or junior to the subordinated debentures. For more information, please refer to "Description of Capital Securities--Distributions."

     When any deferral period ends and we pay all interest then accrued and unpaid on the subordinated debentures, we may elect to begin a new deferral period. There is no limitation on the number of times that we may elect to begin a deferral period. See "Description of Capital Securities--Distributions" and "Description of Subordinated Debentures--Option to Defer Interest Payment Date."

     If we exercise our right to defer payments of interest on the subordinated debentures, you will be required to accrue income as original issue discount (OID) in respect of the deferred stated interest allocable to your capital securities for United States federal income tax purposes, which will be allocated but not distributed to you. As a result, you will be required to recognize income for United States federal income tax purposes before you receive any cash and you will not receive the cash related to this interest income from the Trust if you dispose of your capital securities prior to the record date for the distribution payment. For more information, you should read "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemptions of Capital Securities."

     We do not currently intend to exercise our right to defer interest payments on the subordinated debentures. However, if we exercise this right in the future, the market value of the capital securities will probably be negatively affected. The capital securities, to the extent there is any market therefor (which is not assured), may trade at a price that does not fully reflect the value of accrued but unpaid interest on the subordinated debentures. If you sell your capital securities during a deferral period, you may not receive the same return on your investment as someone else who continues to hold the capital securities.

THE GUARANTEE COVERS PAYMENTS ONLY IF THE TRUST HAS CASH
AVAILABLE.

     If we default on our obligations to pay principal or interest on the subordinated debentures, the Trust will not have sufficient funds to make distribution payments or liquidation payments on the capital securities. Because our guarantee does not cover payments when the Trust does not have sufficient funds, you will not be able to rely upon the guarantee for payment of these amounts. Instead, you or the property trustee may enforce the rights of the Trust as holder of the subordinated debentures against us. For more information, please refer to "Description of Subordinated Debenture--Enforcement of Certain Rights by Holders of Capital Securities."

THE TRUST MAY REDEEM THE CAPITAL SECURITIES BEFORE DECEMBER 31, 2004 IF (BUT ONLY IF) A SPECIAL EVENT OCCURS; YOU MAY BE TAXED ON THE REDEMPTION PROCEEDS AND YOU MAY NOT BE ABLE TO REINVEST THE REDEMPTION PROCEEDS AT THE SAME OR A HIGHER RATE OF RETURN.

     If there are changes in bank regulatory, investment company or tax laws that would adversely affect the status of the Trust, the capital securities or the subordinated debentures, we have the right to redeem the subordinated debentures, in whole but not in part. Our redemption of the subordinated debentures will cause the Trust to redeem the capital securities at a price equal to $1,000 per security plus any accrued and unpaid distributions. Depending upon capital market conditions at the time of such redemptions, you may not be able to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return you received on the capital securities. In addition, under current United States federal income tax law, the redemption of the capital securities would be a taxable event to you. We may have to obtain regulatory approval, including the approval of the FRB, before we redeem any of the subordinated debentures. For more information, you should refer to "Description of Capital Securities--Redemption."

IF WE DISTRIBUTE THE SUBORDINATED DEBENTURES, THERE MAY BE AN
ADVERSE EFFECT ON THE VALUE OF YOUR INVESTMENT, AND THERE MAY BE
ADVERSE TAX EFFECTS.

     We may dissolve the Trust at any time and, after satisfying the liabilities owed to the Trust's creditors, if any, under applicable law, the Trust will distribute the subordinated debentures to holders of the capital securities, and to us, as the holder of the common securities.

     There can be no assurance as to the value of the capital securities or the subordinated debentures if the trustees distribute the subordinated debentures to holders such as yourself upon liquidation of the Trust. Accordingly, the capital securities or the subordinated debentures, to the extent there is any market therefor (which is not assured), may trade at a discount from the price that an investor paid to purchase the capital securities. Because holders of capital securities may receive subordinated debentures in liquidation of the Trust and because distributions are otherwise limited to payments on the subordinated debentures, holders of capital securities should carefully review all the information regarding the subordinated debentures contained in this prospectus.

     Under current United States federal income tax law, a distribution of the subordinated debentures following the dissolution of the Trust would not be a taxable event to you unless the distribution occurs at a time when the Trust is treated as an association taxable as a corporation. However, any distributions of cash for the subordinated debentures would be a taxable event to you. You should refer to "Certain Federal Income Tax Considerations--Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust" for more information.

YOU WILL HAVE LIMITED VOTING RIGHTS.

     As a holder of capital securities, you have limited voting rights. You can vote only to modify the capital securities and to exercise the Trust's rights as a holder of the subordinated debentures. In general, only we can replace or remove any of the trustees. However, if an event of default exists under the declaration of trust, the holders of the capital securities may replace the property trustee and the Delaware trustee.

     We, along with the property trustee and the administrative trustees, may amend the declaration of trust without your consent even if these actions adversely affect your interests, to ensure that the Trust:

     (a) will not be classified as an association taxable as a corporation for United States federal income tax purposes; and

     (b) will not be required to register as an "investment company" under the Investment Company Act of 1940.

     Holders of capital securities have no voting rights with respect to any matters submitted to a vote of Arrow Financial's shareholders. For more information on your voting rights, please refer to "Description of Capital Securities--Voting Rights; Amendment of the Declaration of Trust " and "--Removal of Trustees."

THE HOLDERS OF THE CAPITAL SECURITIES AND THE SUBORDINATED
DEBENTURES ARE NOT PROTECTED BY COVENANTS IN THE INDENTURE AND
THE DECLARATION OF TRUST.

     Neither the indenture, which sets forth the terms of the subordinated debentures (including both the original subordinated debentures and the new subordinated debentures), nor the declaration of trust, which sets forth the terms of the capital securities (including both the original capital securities and the new capital securities) and the common securities of the Trust, protects holders of the subordinated debentures or the capital securities, respectively, in the event we experience significant adverse changes in our financial condition or results of operations. In addition, neither the indenture nor the declaration of trust limits our ability or the ability of any subsidiary to incur additional indebtedness. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether we will be able to comply with our obligations under the subordinated debentures or the guarantee.

                RISKS RELATED TO ARROW FINANCIAL

BECAUSE WE PRIMARILY SERVE OUR REGION OF EASTERN NEW YORK STATE,
A DECLINE IN THE LOCAL ECONOMY COULD LOWER OUR PROFITABILITY.

     Our subsidiary banks, Glens Falls National and Saratoga National serve the area of eastern New York State extending northward from Albany to the U.S.-Canadian border, with greatest concentration in Warren County, Washington County, Essex County, Clinton County and Saratoga County. The level of our profits depends on providing banking products and services to individual and corporate customers in this region. An increase in unemployment, a decrease in profitability of regional businesses or real estate values or an increase in interest rates are among the factors that could weaken the local economy. With a weaker local economy:

     - customers may not want or need our products and services,

     -    borrowers may be unable to repay their loans,

     - the value of the collateral securing our loans to borrowers may decline, and

     -    the overall quality of our loan portfolio may decline.

     Making mortgage loans and consumer loans is a significant source of our profits. If individual customers in the local area do not want these loans, our profits may decrease. Although we could make other investments, we may earn less revenue on these investments than on loans. Also, our losses on loans may increase if borrowers are unable to make payments on their loans.

INTEREST RATE CHANGES MAY REDUCE OUR PROFITABILITY.

     To be profitable, we have to earn more money in interest income and fee income than we pay as interest on deposits and other interest-bearing liabilities and as other expenses. As prevailing interest rates increase, we anticipate that the amount of interest we earn on loans and investment securities may not increase as rapidly as the amount of interest we have to pay on deposits and other interest-bearing liabilities. If so, this would result in a decrease in our profitability, other factors remaining equal.

     In fact, prevailing interest rates did increase on five occasions during the nine-month period ended March 31, 2000. To date, we have not experienced a significant narrowing of our interest rate spread (the difference between the average rate earned on our earning assets and the average rate paid on our interest-bearing liabilities), but we continue to encounter upward pressure on liability pricing, and our ability to effect comparable upward pricing adjustments in our loan portfolio is limited by the highly competitive marketplace in which we operate.

     Changes in the level or structure of interest rates also affect

     -    our ability to originate loans,

     -    the value of our loan and securities portfolios,

     - our ability to realize gains from the sale of loans and securities,

     -    the average life of our deposits, and

     -    our ability to obtain deposits.

     Fluctuations in interest rates will ultimately affect both the level of income and expense we record on a large portion of our assets and liabilities, and the market value of all interest-earning assets, other than interest-earning assets that mature in the short term. Our interest rate management strategy is designed to stabilize net interest income and preserve capital over a broad range of interest rate movements by matching the interest rate sensitivity of assets and liabilities. Although we believe that our current mix of loans, mortgage-backed securities, investment securities and deposits is reasonable, significant fluctuations in interest rates may have a negative effect on our profitability.

IF WE ARE UNABLE TO SUCCESSFULLY COMPETE FOR CUSTOMERS IN OUR
MARKET AREA, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS
COULD BE ADVERSELY AFFECTED.

     We face intense and increasing competition in making loans, attracting deposits and providing other financial products and services. We have numerous competitors for customers in our market area. Our competition for loans comes principally from:

     -    other commercial banks        -    mortgage banking companies

     -    savings banks                 -    finance companies
     -    savings and loan associations -    consumer lenders
     -    credit unions                 -    insurance companies

Our competition for deposits comes principally from:

     -    other commercial banks        -    brokerage firms
     -    savings banks                 -    insurance companies
     -    savings and loan associations -    money market mutual funds
     -    credit unions                 -    mutual funds (such
                                             as corporate
                                             and government
                                             securities funds)

     Many of these competitors have greater financial resources and name recognition, more locations, more advanced technology and more financial products to offer than we have. In addition, the recently enacted Gramm-Leach-Bliley Act removes many of the remaining restrictions in federal banking law against cross-ownership between banks and other financial institutions, such as insurance companies and securities firms. The new law will likely increase the number and financial strength of companies that compete directly with us. Our profitability depends on our continued ability to attract new customers and compete in eastern New York State. If we are unable to successfully compete, our financial condition and results of operations will be adversely affected.

WE MAY EXPERIENCE DIFFICULTIES IN MANAGING OUR GROWTH.

     Our general strategy for the future includes continued internal growth and occasional external growth through strategic acquisitions of additional branches, banking operations or related businesses. To the extent that we do grow, we cannot assure you that we will be able to adequately and profitably manage our growth. Establishing or acquiring additional bank branches or businesses will involve risks commonly associated with expansion, including:

     - potential exposure to liabilities of businesses we acquire;

     - difficulty and expense of integrating the operations and personnel of newly acquired businesses;

     -    potential disruption to our existing business;

     - potential diversion of our management's time and attention;

     - impairment of relationships with and the possible loss of key employees and customers of businesses we acquire; and

     - increased amortization expense if we incur goodwill in acquisition transactions.

     The success of our internal growth strategy will depend primarily on our ability to generate increasing levels of loans and deposits at acceptable risk levels and on acceptable terms without significant increases in non-interest expenses relative to revenues generated. There is no assurance that we will be successful in achieving internal growth on this basis. Our financial performance also depends, in part, on our ability to manage various portfolios and our ability to successfully introduce additional financial products and services. There can be no assurance that additional financial products and services will be introduced or, if introduced, that they will be successful with consumers. Furthermore, the success of our growth strategy will depend on our ability to maintain or generate sufficient capital to support growth and upon the existence of favorable macroeconomic conditions that are beyond our ability to control or influence.

WE CANNOT PREDICT HOW CHANGES IN TECHNOLOGY WILL AFFECT OUR
BUSINESS.

     The financial services market, including banking services, is increasingly affected by advances in technology, including developments in:

     -    Internet-based banking,

     -    telecommunications and telebanking,

     -    data processing,

     -    automation, and

     -    debit cards and so-called "smart cards."

     Our ability to compete successfully in the future will depend on whether we can anticipate and respond to continuing technological changes. To keep abreast of new technologies, we will likely have to make additional capital investments.
Although we continually invest in new technology, we cannot assure you that we will have sufficient resources or access to the necessary proprietary technology to remain competitive in the future.

WE MAY BE ADVERSELY AFFECTED BY CHANGES IN LAWS AND REGULATIONS
AFFECTING THE FINANCIAL SERVICES INDUSTRY.

     Our banks are subject to extensive regulation and supervision as nationally chartered banks. We as a bank holding company also encounter significant regulation and supervision from other regulatory agencies. The regulatory authorities have extensive discretion in connection with their supervision and enforcement activities and their examination policies, including the imposition of restrictions on operations requiring increases in the allowance for loan losses, and requiring prescribed levels of community lending and investment as a condition to certain expansion transactions. Any changes in the regulatory structure or the applicable statutes or regulations, whether by the regulators or Congress, could have a material effect on the operations of our banks and on us. In addition to increasing the level of competition faced by banks, the recently enacted Gramm-Leach-Bliley Act imposes many new restrictions on the internal operations of bank holding companies, including customer confidentiality requirements, which collectively may impose substantial new costs on banks.

YEAR 2000 PROBLEMS CONTINUE TO BE POSSIBLE.

     Although we encountered no significant "Y2K problems" in our own computer or technology systems or in the products or services we obtain from third party providers in connection with the advent of the year 2000, there continues to be some risk, albeit diminishing, that computer or technology systems upon which we or our providers rely may yet develop Y2K problems. If so, our operations may be adversely affected.

     We continue to monitor all of our mission critical systems with special attention to possible late-surfacing or deferred Y2K difficulties, and our Y2K team continues to review industry publications for information on any Y2K difficulties that may be experienced by other financial institutions. No assurances can be given that significant problems of this nature may not yet arise, with possible negative consequences for our operations or financial results.

                   ARROW FINANCIAL CORPORATION

OVERVIEW

     We are a New York chartered bank holding company headquartered in Glens Falls, New York. Through our wholly-owned subsidiary banks, Glens Falls National and Saratoga National, and their combined 24 banking offices, we provide a full range of consumer and commercial financial services to our principal market area of eastern New York State.

     We have grown to approximately $1.0 billion in assets, $795 million in deposits and $72 million in shareholders' equity at December 31, 1999. Our net income for the year ended December 31, 1999 was $12.9 million representing diluted earnings per share of $1.66. Our deposits are insured by the FDIC up to FDIC limits (generally $100,000 per depositor).

     Our principal executive office is located at 250 Glen
Street, Glens Falls, New York 12801 and our telephone number is
(518) 745-1000.

GLENS FALLS NATIONAL BANK AND TRUST COMPANY

     Glens Falls National is chartered as a national bank and is subject to regulation by the Comptroller of the Currency. Its deposits are insured by the FDIC. Glens Falls National offers a full range of retail banking services to individuals, businesses, and nonprofit organizations through its 22 banking offices located in Warren, Washington, Saratoga, Essex and Clinton Counties in eastern New York State. Consumer-oriented products include a wide range of checking and savings accounts, home mortgage, automobile and consumer installment loans, safe deposit facilities, and automated teller machines.

     Glens Falls National also provides lending, depository and related financial services to commercial, industrial, financial, and governmental customers. Commercial loan products include short and long term loans, revolving credit arrangements, letters of credit, inventory and accounts receivable financing, real estate construction lending, and mortgage loans.

     As of December 31, 1999, Glens Falls National had total assets of $907 million, total loans of $557 million and total deposits of $716 million.

     Glens Falls National also operates a Trust Department which provides services normally associated with holding assets in a fiduciary or agency capacity. The Trust Department had assets with a market value of $691 million under administration as of December 31, 1999.

SARATOGA NATIONAL BANK AND TRUST COMPANY

     Saratoga National is chartered as a national bank and is subject to regulation by the Comptroller of the Currency. Its deposits are insured by the FDIC. Saratoga National offers a full range of banking products and services to individuals, businesses, and nonprofit organizations through its two banking offices located in Saratoga County, New York. Retail services include checking and savings accounts, consumer loans, safe deposit facilities, and automated teller machines.

     Saratoga National also provides lending, depository and related financial services to commercial, industrial, financial, and governmental customers. These services include commercial loans and credit arrangements of various sorts, inventory and receivable financing, construction lending, and commercial mortgage loans.

     As of December 31, 1999, Saratoga National had total assets of $109 million, total loans of $101 million and total deposits of $83 million.

     Saratoga National also operates a Trust Department which provides fiduciary services to individuals and businesses. The
Trust Department had assets with a market value of $7 million under administration as of December 31, 1999.

BUSINESS STRATEGY

     We seek growth by developing our core banking operations, by deepening our market penetration by providing additional banking services to our present customers, and by expanding our geographic market area and customer base through selective acquisitions of other banks and opening new offices. The major components of our growth-oriented community banking strategy are set forth below.

     -    GROWTH OF OUR COMMUNITY BANKING FRANCHISE

          We are a community-oriented banking organization focused on developing long-term customer relationships by providing personalized service, convenient locations, and the flexibility to meet the banking needs of individuals and businesses in our market area. In this regard, we currently offer an array of community banking products and services through Glens Falls National's main office and 21 branches located in 5 counties in eastern New York State and Saratoga National's main office and branch located in Saratoga Springs, New York. Many of our commercial banking customers are small- to medium-sized businesses, which often have unique needs for banking services that are not always provided by the very large, money center banks. Because customer needs seldom fall into neat categories and usually cross from one type of banking product to another, we believe that organizing around our customers and their needs, not around products, provides us with a competitive advantage, particularly over larger banks headquartered out of our market. Our local decision-making process in our banking offices encourages our employees to listen to customers and understand their needs and work with them to deliver solutions.

     -    PROVIDE A FULL RANGE OF FINANCIAL SERVICES

          Through our banks, we offer a full range of deposit, loan, trust and other financial products and services to our customers. We view these products and services as a natural extension of our community banking franchise. We are an active consumer and business lender and seek significant diversification not only in our loan portfolio but in our asset base generally.

          In recent periods, we have seen significant internal growth in our banks' loan portfolios, especially in consumer loans. Home mortgage loans increased by 6.0% in the twelve month period ended December 31, 1999. Our indirect loan program, involving our purchase of dealer paper from participating motor vehicle dealers, grew 43.6% in loan balances outstanding from December 31, 1998 to December 31, 1999. In addition, we offer small- to medium-sized businesses in our market area traditional commercial loan products and services including short and long term loans and revolving credit arrangements, letters of credit, inventory and accounts receivable financing and commercial mortgage loans. Our commercial and commercial real estate loan portfolios expanded to $113 million at December 31, 1999 from $94 million at December 31, 1998, a 20% increase in one year.

          Our banks' trust operations offer a well-diversified line of individual and corporate services that is structured to meet all the changing needs of our customers. The mission of our trust personnel is to build long-term relationships with commercial and individual customers that will endure through all market conditions. That means consistently providing the capabilities and capacity to serve customers as their needs and situations change. At December 31, 1999, our trust operations had assets with a market value in excess of $698 million under administration. By becoming a full-service provider of financial services, we have enhanced our ability to attract and retain both commercial and individual customers in our market area.

     -    SELECTIVE BRANCH EXPANSION AND ACQUISITIONS

          We are presently positioned and have sufficient resources and infrastructure to accommodate further physical expansion by acquisition or establishment of additional banking facilities. Consistent with our strategy of selective expansion within our geographic market area, Glens Falls National established earlier in 1999 an additional branch in Queensbury, New York, a neighboring community of Glens Falls. Previously, in 1997, Glens Falls National established a branch in Granville, New York, near the Vermont border. Also in 1997, Glens Falls National acquired six branches in upstate New York from Fleet Bank, thereby expanding our service area to include several additional markets near the U.S.-Canadian border. We will continue to pursue opportunities for physical expansion both within our defined market area and by expanding into contiguous areas. We constantly evaluate our technology, operations and product offerings to assess growth and efficiency opportunities in those areas as well.

     -    EFFICIENT CAPITAL MANAGEMENT AND CONSISTENT SHAREHOLDER RETURNS

          Our policy has always been to maintain our financial strength through risk management, conservative loan underwriting standards, investment in high grade assets and consistent earnings. We have provided steadily increasing returns on equity over the past few years primarily as a result of the growth of our loan portfolio and core deposit base, increases in non-interest income, controlled growth of non-interest expenses and careful management of our capital base. At the same time, we have maintained and strengthened asset quality, as loan losses have steadily diminished, both as a percentage of total loans and in absolute terms. We have paid a cash dividend in each of the last 26 quarters and, in recent years, have increased quarterly cash dividends on several occasions to enhance returns for our shareholders. Additionally, in order to enhance our return on equity, we repurchase shares of our common stock from time to time, over the market or in privately-negotiated transactions, as authorized by our Board of Directors.

                           MANAGEMENT

     Set forth below is certain biographical information with respect to our Directors and executive officers, each of whom has been engaged in the principal occupation or employment specified for each at least for the past five years unless otherwise noted. All of our Directors are also Directors of Glens Falls National, except for Mr. Carusone who is also a Director of Saratoga National.

DIRECTORS

     Jan-Eric Bergstedt, age 64, has served on the Board of Directors since November 1999. Mr. Bergstedt is President of AES
Engineered Systems, which designs and manufactures equipment for the papermaking industry.

     John J. Carusone, Jr., age 58, has served on the Board of Directors since 1996. Mr. Carusone is an attorney with the law firm of Carusone and Carusone.

     Kenneth C. Hopper, M.D., age 61, has served on the Board of Directors since our holding company was formed in 1983. Dr. Hopper is Chairman and Chief Executive Officer of Northeastern Clinical and Toxicology Laboratory, Inc., a medical laboratory.

     Thomas L. Hoy, age 51, has been with Glens Falls National since 1974 and has served on our Board of Directors since 1996 and the Glens Falls National Board since 1994. On January 1, 1995, Mr. Hoy was appointed President of Glens Falls National and, on July 1, 1996, he was appointed President of Arrow Financial. He has been Chief Executive Officer of Glens Falls National and Arrow Financial since January 1, 1997. Prior to 1995, Mr. Hoy was a senior executive of Glens Falls National.

     Dr. Edward F. Huntington, age 69, has served on the Board of Directors since 1983. Dr. Huntington is an adjunct professor at State University of New York at Albany and Plattsburgh.

     David G. Kruczlnicki, age 47, has served on the Board of Directors since 1989. Mr. Kruczlnicki is President and Chief
Executive Officer of Glens Falls Hospital.

     Michael F. Massiano, age 65, has served on the Board of Directors since 1983 and is a former President and Chief Executive Officer of Arrow Financial and Glens Falls National. Mr. Massiano is Chairman of the Board of Arrow Financial and Glens Falls National.

     David L. Moynehan, age 54, has served on the Board of Directors since 1987. Mr. Moynehan is President of Riverside Gas and Oil Co., a petroleum products distributor.

     Doris E. Ornstein, age 69, has served on the Board of Directors since 1987. Ms. Ornstein is President of Wharton
Business Brokers, real estate specialists.

     Dr. Richard J. Reisman, age 54, was appointed to the Board of Directors on August 25, 1999. Dr. Reisman is an oral surgeon in private practice.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     John J. Murphy, age 48, has been employed by Glens Falls
National since 1973.  Mr. Murphy has served as Executive Vice
President for Arrow Financial since 1993 and as Treasurer and Chief Financial Officer since 1987.

     Gerard R. Bilodeau, age 53, has been with Glens Falls National since 1969. Mr. Bilodeau was appointed Senior Vice President and Secretary of Arrow Financial in 1995. Prior to that time, he was Vice President and Secretary (from 1993) and was Director of Personnel (prior to 1993).

     John C. Van Leeuwen, age 56, has been employed by Arrow Financial since 1985. Mr. Van Leeuwen has served as Senior Vice President and Chief Credit Officer for Arrow Financial since 1995. Prior to 1995, Mr. Van Leeuwen served as Vice President and Loan Review Officer.

                      ARROW CAPITAL TRUST I

     We organized the Trust as a statutory business trust under Delaware law pursuant to a declaration of trust that we, as sponsor, and the trustees executed. We, together with the trustees, filed a Certificate of Trust with the Delaware
Secretary of State on November 22, 1999.

     The Trust was created solely to:

     - issue and sell capital securities to qualified institutional buyers and institutional accredited investors and common securities to us;

     - use the proceeds from the sale of its capital securities and common securities to purchase our subordinated debentures, which are and will continue to be the only assets of the Trust;

     - maintain its status as a grantor trust for federal income tax purposes; and

     - engage in other activities that are necessary or incidental to the above purposes.

     In December 1999, the Trust issued and sold in an offering exempt from registration under the Securities Act of 1933 and state securities laws $5,000,000 in aggregate liquidation amount of its original (Series A) capital securities to qualified institutional buyers and institutional accredited investors and $155,000 in aggregate liquidation amount of its common securities to us at Arrow Financial. The Trust used the proceeds of the offering and sale to purchase $5,155,000 of aggregate principal amount of our original (Series A) subordinated debentures.

     Under the exchange offer, up to $5,000,000 in aggregate liquidation amount of new (Series B) capital securities of the Trust will be issued in exchange for original capital securities, and an identical aggregate principal amount of our new (Series B) subordinated debentures will be issued to the Trust in exchange for our original subordinated debentures. The new capital securities and new subordinated debentures will be virtually identical to the original capital securities and the original subordinated debentures, except that they will be issued under a registration statement under the Securities Act of 1933 and thus, unlike the original capital securities and original subordinated debentures, will not be restricted securities. We will issue a new (Series B) guarantee of the new capital securities of the Trust, identical to our original (Series A) guarantee of the original capital securities.

     We at Arrow Financial currently own and will continue to own all of the common securities issued by the Trust. The common securities currently represent and after the exchange offer will continue to represent an aggregate liquidation amount equal to at least 3% of the Trust's total capitalization. The original capital securities currently represent, and after the exchange offer the new and any remaining outstanding original capital securities taken together will continue to represent, the remaining approximately 97% of the Trust's total capitalization. The common securities have terms substantially identical to the capital securities. However, if we default on our payments under the original subordinated debentures or, after the exchange offer, on either the new subordinated debentures or any remaining original subordinated debentures, the Trust will only make payments to us with respect to the common securities after it makes all payments due to you with respect to the capital securities.

     The Trust has a term of approximately 30 years, but we may dissolve it earlier as provided in the declaration of trust. The trustees conduct the Trust's business and affairs. We appoint each trustee. The trustees are:

     -    The Chase Manhattan Bank, as property trustee;

     -    The Chase Manhattan Bank Delaware, as Delaware trustee;
          and

     - Two individuals who are our employees, as administrative trustees.

     As the sole holder of the common securities, we can replace or remove any of the trustees. However, if an event of default exists under the declaration of trust, the holders of the capital securities with at least a majority of aggregate liquidation amount of the capital securities, with new and original capital securities being treated as a single class, will be able to remove and replace the property trustee and the Delaware trustee. Only we, as owner of all of the common securities, can remove or replace the administrative trustees. The duties and obligations of each trustee are governed by the declaration of trust.

     We will pay all fees and expenses related to the exchange offer, as well as all of the ongoing costs and expenses of the Trust. We will not be responsible for the Trust's obligations under the capital securities, except as provided by our guarantee of the capital securities.

     The Trust has no separate financial statements. The statements would not be meaningful to you because the Trust has no independent operations.

     The principal executive office of the Trust is c/o Arrow
Financial Corporation, 250 Glen Street, Glens Falls, New York
12801 and its telephone number is (518) 745-1000, extension 203.

                         USE OF PROCEEDS

     Neither Arrow Financial nor the Trust will receive any cash proceeds from the issuance of the new capital securities in connection with the exchange offer. The original capital securities surrendered in exchange for the new capital securities will be retired and cancelled.

     The proceeds to the Trust from the December 1999 private offering and sale of the original capital securities were $5,000,000. All of these proceeds, as well as the $155,000 in proceeds from the simultaneous sale by the Trust of its common securities to us, were invested by the Trust in the original subordinated debentures issued by us to the Trust. We utilized all the net proceeds realized by us from the sale of the original subordinated debentures for general corporate purposes such as, among other things, possible occasional repurchases of outstanding shares of Arrow Financial's Common Stock and the funding of future internal or external expansion of our banking and related operations.

                      ACCOUNTING TREATMENT

     For financial reporting purposes, we treat the Trust as our subsidiary. We include the Trust's accounts in our consolidated financial statements. The capital securities, whether original (Series A) or new (Series B), are presented as a separate line item in our consolidated balance sheet as guaranteed preferred beneficial interests in our junior subordinated debentures and are not included in shareholders' equity. Appropriate disclosures about the capital securities, the guarantee and the subordinated debentures are included in the notes to our consolidated financial statements. For financial reporting purposes, we record distributions payable on the capital securities as an expense in our consolidated statements of income.

                       THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The exchange offer is being made to satisfy the contractual obligations of Arrow Financial and the Trust under the registration covenant that we executed at the time of the private offering and sale of the original capital securities. The form and terms of the new capital securities are the same as the form and terms of the original capital securities except that the new capital securities have been registered under the Securities Act of 1933 and will not be subject to the same restrictions on transfer under federal and state securities laws as the original capital securities.

     Upon consummation of the exchange offer, holders of original capital securities will not be entitled to any further registration rights under the registration covenant (except in limited circumstances). See "Risk Factors - If you are eligible to participate in the exchange offer but do not exchange your original capital securities, you will not have any registration or exchange rights following the closing of the exchange offer and your original capital securities will remain restricted securities," and "Description of New Securities; Comparison to Original Securities."

     The exchange offer is not being made to, nor will the Trust accept tenders for exchange from, holders of original capital securities in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of that jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the original capital securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder.

     Under the exchange offer, we will exchange as soon as practicable after the date of this prospectus, our new Arrow Financial guarantee for our original guarantee and our new subordinated debentures for our original subordinated debentures, in an aggregate principal amount corresponding to the aggregate liquidation amount of the original capital securities accepted for exchange. The new guarantee and the new subordinated debentures, like the new capital securities, have been registered under the Securities Act of 1933.

TERMS OF THE EXCHANGE OFFER

     The Trust hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $5,000,000 aggregate liquidation amount of new (Series B) capital securities for a like aggregate liquidation amount of original (Series A) capital securities properly tendered on or prior to the expiration date and not properly withdrawn. The Trust will issue, promptly after the expiration date, an aggregate liquidation amount of up to $5,000,000 of new capital securities in exchange for a like aggregate liquidation amount of outstanding original capital securities tendered and accepted in connection with the exchange offer. Holders may tender their original capital securities in whole or in part in a liquidation amount of not less than $100,000 (100 capital securities) or any integral multiple of $1,000 liquidation amount (one capital security) in excess thereof, provided that if any original capital securities are tendered for exchange in part, the untendered liquidation amount of original capital securities must be $100,000 or any integral multiple of $1,000 in excess of $100,000.

     The exchange offer is not conditioned upon any minimum liquidation amount of original capital securities being tendered.
As of the date of this prospectus, $5,000,000 aggregate liquidation amount of the original capital securities is outstanding.

     Holders of original capital securities do not have any appraisal or dissenters' rights in connection with the exchange offer. Original capital securities which are not tendered or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the declaration of trust for the Trust, but will not be entitled to any further registration or exchange rights under the registration covenant. See "Description of New Securities; Comparison to Original Securities."

     If any tendered original capital securities are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, certificates for any unaccepted original capital securities will be returned, without expense, to the tendering holder promptly after the expiration date.

     Holders who tender original capital securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original capital securities in connection with the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

     Neither our Board of Directors nor any trustee of the Trust makes any recommendation to holders of original capital securities as to whether to tender or refrain from tendering all or any portion of their original capital securities under the exchange offer. In addition, no one has been authorized to make any recommendation. Holders of original capital securities must make their own decisions whether to tender under the exchange offer and, if so, the aggregate amount of original capital securities to tender based on their own financial positions and requirements.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date of the exchange offer is 5:00 p.m., New
York City time, on May 31, 2000. If we choose to extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended.

     The Trust and we at Arrow Financial expressly reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time, to:

     - DELAY the acceptance of the original capital securities for exchange;

     - TERMINATE the exchange offer, whether or not any original capital securities have been accepted for exchange, if we determine, in our sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist;

     - EXTEND the expiration date of the exchange offer and retain all original capital securities tendered under the exchange offer, subject, however, to the right of holders of original capital securities to withdraw their tendered original capital securities as described under "--Withdrawal Rights;" and

     - WAIVE any condition or otherwise amend the terms of the exchange offer in any respect.

     If the exchange offer is amended in a manner we determine constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose that amendment by means of a prospectus supplement which will be distributed to the registered holders of the original capital securities, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Securities Exchange Act of 1934.

     Any delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the exchange agent and by our making a public announcement thereof, and the announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the exchange offer, the Trust will exchange, and will deliver to the exchange agent, new capital securities for original capital securities validly tendered and not withdrawn promptly after the expiration date.

     In all cases, delivery of new capital securities in exchange for original capital securities tendered and accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of:

     -    original capital securities;

     - the letter of transmittal, or facsimile thereof, properly completed and duly executed, with any required signature guarantees; and

     - any other documents required by the letter of transmittal.

     Subject to the terms and conditions of the exchange offer, the Trust and we at Arrow Financial will be deemed to have accepted for exchange, and thereby exchanged, original capital securities validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of those original capital securities for exchange under the exchange offer. The exchange agent will act as agent for:

     - the Trust, for the purpose of receiving tenders of original capital securities, letters of transmittal and related documents; and

     - tendering holders, for the purpose of receiving original capital securities, letters of transmittal and related documents and transmitting new capital securities to validly tendering holders.

     The exchange will be made promptly after the expiration date. If, for any reason whatsoever, acceptance for exchange or the exchange of any original capital securities tendered under the exchange offer is delayed, whether before or after our acceptance for exchange of original capital securities, or if we extend the exchange offer or are unable to accept for exchange or unable to exchange original capital securities tendered under the exchange offer, then, without prejudice to our rights described in this prospectus, the exchange agent may, nevertheless, on behalf of the Trust and us, and subject to Rule 14e-1(c) under the Securities Exchange Act of 1934, retain tendered original capital securities, and those original capital securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

     Under the letter of transmittal, a holder of original capital securities tendering such securities under the exchange offer will warrant and agree that:

     - the holder has full power and authority to tender, exchange, sell, assign and transfer original capital securities;

     - the Trust will acquire good, marketable and unencumbered title to the tendered original capital securities, free and clear of all liens, restrictions, charges and encumbrances;

     - the original capital securities tendered for exchange are not subject to any adverse claims or proxies; and

     - the holder will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the original capital securities tendered under the exchange offer.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

     VALID TENDER

     Except as described below, in order for original capital securities to be validly tendered under the exchange offer, a properly completed and duly executed letter of transmittal, with any required signature guarantees and any other required documents, must be received by the exchange agent at one of its addresses given under "--Exchange Agent." In addition, one of the following must occur:

     - tendered original capital securities must be received by the exchange agent, on or prior to the expiration date; or

     - the guaranteed delivery procedures described below must be complied with.

     If less than all of the original capital securities are tendered, a tendering holder should fill in the amount of original capital securities being tendered in the appropriate box on the letter of transmittal. The untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess of $100,000. The entire amount of original capital securities delivered to the exchange agent will be deemed tendered unless otherwise indicated.

     The method of delivery of certificates, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder. Delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail, return-receipt requested, properly insured, or an overnight delivery service is recommended.

     IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE A
TIMELY DELIVERY.

     SIGNATURE GUARANTEES

     Certificates for original capital securities need not be endorsed and signature guarantees on the letter of transmittal are unnecessary UNLESS (i) a certificate for original capital securities is registered in a name other than that of the person surrendering the certificate or (ii) the holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. If either (i) or
(ii) applies, the certificates for original capital securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934 as an "eligible guarantor institution," including (as these terms are defined in the Securities Exchange Act of 1934):

     -    a bank;

     - a broker, dealer, municipal securities broker or dealer, or government securities broker or dealer;

     -    a credit union;

     - a national securities exchange, registered securities association, or clearing agency; or

     - a savings association that is a participant in a Securities Transfer Association, unless surrendered on behalf of the eligible guarantor institution.

     See Instruction 1 to the letter of transmittal.

     GUARANTEED DELIVERY

     If a holder desires to tender original capital securities under the exchange offer and the certificate for those original capital securities is not immediately available or time will not permit all required documents to reach the exchange agent on or prior to the expiration date, those original capital securities may nevertheless be tendered, provided that ALL of the following guaranteed delivery procedures are complied with:

     - the tenders are made by or through an "eligible guarantor institution" (see the immediately preceding section for a definition);

     - a properly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent on or prior to the expiration date;
          and

     - the certificate representing all tendered original capital securities, in proper form for transfer, together with a properly completed and duly executed letter of transmittal with any required signature guarantees and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

     The notice of guaranteed delivery may be delivered by hand, or transmitted by facsimile or mail, to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in that notice.

     The delivery of new capital securities in exchange for original capital securities tendered and accepted for exchange under the exchange offer will in all cases be made only after timely receipt by the exchange agent of original capital securities and a properly completed and duly executed letter of transmittal together with any required signature guarantees and any other documents required by the letter of transmittal. Accordingly, the delivery of new capital securities might not be made to all tendering holders at the same time, and will depend upon when original capital securities and other required documents are received by the exchange agent.

     We have applied to The Depository Trust Company (DTC) for inclusion of the new capital securities in DTC's electronic book-entry security ownership and transfer system. The original capital securities were not included in DTC's book-entry system. If our application is granted, holders receiving new capital securities who are participants or indirect participants in DTC's system may elect to have their new capital securities held on their behalf in the name of DTC or its nominee. See "Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer" and "Description of Capital Securities--Depository Procedures If New Capital Securities Are Deposited in the Future with DTC."

     Acceptance for exchange by the Trust and us of original capital securities tendered under any of the procedures described above will constitute a binding agreement between the tendering holder and us, upon the terms and subject to the conditions of the exchange offer.

     DETERMINATION OF VALIDITY

     All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered original capital securities will be determined by the Trust and us at Arrow Financial, in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders determined by us not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as described under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of original capital securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions thereto, will be final and binding. No tender of original capital securities will be deemed to have been validly made until all irregularities with respect to the tender have been cured or waived. None of Arrow Financial, the Trust, any affiliates or assigns of Arrow Financial or the Trust, the exchange agent or any other person will be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any notification.

     If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and unless waived by us, proper evidence satisfactory to us, in our sole discretion, of that person's authority to so act must be submitted.

     A beneficial owner of original capital securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact that entity promptly if the beneficial holder wishes to participate in the exchange offer.

RESALE OF NEW CAPITAL SECURITIES

     The Trust and we at Arrow Financial are making the exchange offer of new capital securities for outstanding original capital securities in reliance on the position of the staff of the SEC's Division of Corporation Finance taken in interpretative letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter and there can be no assurance that the staff of the SEC's Division of Corporation Finance would make a determination with respect to this exchange offer similar to that made in its prior interpretive letters to third parties. Based on these interpretations by the staff of the SEC's Division of Corporation Finance, and subject to the two immediately following sentences, we believe that new capital securities issued under this exchange offer in exchange for original capital securities may be offered for resale, resold and otherwise transferred by any holder of the new capital securities, other than a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as long as the new capital securities are acquired in the ordinary course of the holder's business and the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution, of the new capital securities. However, any holder of original capital securities who is an affiliate of Arrow Financial or the Trust or who intends to participate in the exchange offer for the purpose of distributing new capital securities, or any broker-dealer who purchased any of the original capital securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933:

     - will not be able to rely on the interpretations of the staff of the SEC's Division of Corporation Finance described in the above-mentioned interpretive letters;

     - will not be permitted or entitled to tender original capital securities in the exchange offer; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any sale or other transfer of original capital securities, unless that sale or other transfer is made under an exemption from those requirements.

     In addition, as described below, broker-dealers that receive new capital securities for their own accounts in exchange for original capital securities must deliver a prospectus meeting the requirements of the Securities Act of 1933 when making any resales of new capital securities.

     Each holder of original capital securities who wishes to exchange original capital securities for new capital securities in the exchange offer will be required to represent in the letter of transmittal that:

     -    it is not an affiliate of Arrow Financial or the Trust;

     - any new capital securities to be received by it are being acquired in the ordinary course of its business;

     - it has no arrangement or understanding with any person to participate in a distribution of the new capital securities; and

     - if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the new capital securities.

     In addition, we may require a holder of original capital securities, as a condition to that holder's eligibility to participate in this exchange offer, to furnish to us, or our agent, in writing information as to the number of "beneficial owners," within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, on behalf of whom the holder holds the original capital securities to be exchanged in the exchange offer.

     Each broker-dealer participating in the exchange offer will be deemed to have acknowledged by execution of the letter of transmittal, that it acquired the original capital securities for its own account as the result of market-making activities or other trading activities. The broker-dealer must also agree that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 when making any resale of the new capital securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer participating in the exchange offer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     Based on the position taken by the staff of the SEC's Division of Corporation Finance in the interpretive letters referred to above, we believe that broker-dealers participating in the exchange offer who acquired original capital securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements for the new capital securities received upon exchange of original capital securities with a prospectus meeting the requirements of the Securities Act of 1933. That prospectus may be the prospectus prepared for an exchange offer if it contains a description of the plan of distribution for the resale of the securities received in exchange. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer participating in the exchange offer during the period referred to below in connection with resales of new capital securities received in exchange for original capital securities, where the original capital securities were acquired by the broker-dealer for its own account as a result of market-making or other trading activities.

     Subject to the terms of the registration covenant, we have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer participating in the exchange offer, when making resales of new capital securities for a period ending 90 days after the expiration date, subject to extension under limited circumstances described below. This period will end sooner if the broker-dealer disposes of all its new capital securities. See "Plan of Distribution." However, a broker-dealer who intends to use this prospectus in connection with the resale of new capital securities received in exchange for original capital securities must notify us, on or prior to the expiration date, that it acquired its capital securities for its own account as a result of market-making or other trading activities. The notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent. Any person, including a broker-dealer, who is an affiliate of Arrow Financial or the Trust may not rely on the SEC staff's interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in any resale transaction.

     Each broker-dealer who surrenders original capital securities under the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, that upon receipt of notice from us of:

     - the occurrence of any event or the discovery of any fact that makes any statement contained or incorporated by reference in this prospectus untrue in any material respect;

     - the occurrence of any event or the discovery of any fact that causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference in this prospectus, in light of the circumstances under which they were made, not misleading; or

     - the occurrence of the other events specified in the registration covenant,

the broker-dealer will suspend the sale of new capital securities under this prospectus until we have:

     - amended or supplemented this prospectus to correct the misstatement or omission and furnished copies of the amended or supplemented prospectus to the broker-dealer; or

     - given notice that the sale of the new capital securities may be resumed.

These same limitations would apply if the new guarantee or new subordinated debentures were being sold.

     If we give notice to suspend the sale of new capital securities, that notice will extend the 90-day period referred to above during which broker-dealers are entitled to use this prospectus in connection with the resale of new capital securities. The period will be extended by the number of days during the period from and including the date of the giving of the notice to and including the date when broker-dealers have received copies of the amended or supplemented prospectus necessary to permit resales of the new capital securities or to and including the date on which we have given notice that the sale of new capital securities may be resumed.

WITHDRAWAL RIGHTS

     Except as otherwise provided in this prospectus, tenders of original capital securities may be withdrawn at any time on or prior to the expiration date. In order for a withdrawal to be effective, a written or facsimile transmission of the notice of withdrawal must be timely received by the exchange agent on or prior to the expiration date. The notice of withdrawal must specify:

     - the name of the person who tendered the original capital securities to be withdrawn;

     - the aggregate principal amount of original capital securities to be withdrawn; and

     - if a certificate for original capital securities has been tendered, the name of the registered holder of the original capital securities, if different from that of the person who tendered the original capital securities.

     If original capital securities have been delivered or otherwise identified to the exchange agent, then prior to the physical release of those withdrawn original capital securities, the tendering holder must submit the certificate numbers shown on the particular original capital securities to be withdrawn AND THE SIGNATURE ON THE NOTICE OF WITHDRAWAL MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, unless the original capital securities were tendered for the account of an eligible guarantor institution.

     Withdrawals of tenders of original capital securities may not be rescinded. Original capital securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

     All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us, in our sole discretion, and our determination will be final and binding on all parties. None of Arrow Financial, the Trust, any affiliates or assigns of Arrow Financial or the Trust, the exchange agent or any other person will be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any notification. Any original capital securities which have been tendered but which are withdrawn will be returned to the holder promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

     Holders of new capital securities as of the applicable record date for any distribution with respect to capital securities will be entitled to receive distributions payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 2000. Those distributions will accumulate from the later of the most recent distribution payment date to which distributions have been duly paid or duly provided for under the new capital securities or the original capital securities that were exchanged for the new capital securities.

CONDITIONS TO THE EXCHANGE OFFER

     Neither the Trust nor we at Arrow Financial will be required to accept for exchange, or to exchange, any original capital securities for any new capital securities, and we may terminate the exchange offer, whether or not any original capital securities have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exist:

     - there has been a change in the current interpretation by the staff of the SEC which permits the new capital securities issued under the exchange offer in exchange for original capital securities to be offered for resale, resold and otherwise transferred by holders thereof, other than broker-dealers and any holder which is an affiliate of Arrow Financial or the Trust, without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 as long as the new capital securities are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of the new capital securities;

     - any law, statute, rule or regulation has been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

     - a banking moratorium has been declared by United States federal or New York state authorities which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

     - trading on the New York Stock Exchange or generally in the United States over-the-counter market has been suspended by order of the SEC or any other governmental authority which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

     - a stop order has been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement or proceedings have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval that we, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated in this prospectus has not been obtained.

     If we determine that any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any original capital securities have been accepted for exchange, or waive any condition or otherwise amend the terms of the exchange offer in any respect. If that waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose that waiver or amendment by means of a prospectus supplement, which will be distributed to the registered holders of the original capital securities and will extend the exchange offer to the extent required by Rule 14e-1 under the Securities Exchange Act of 1934.

EXCHANGE AGENT

     The Chase Manhattan Bank has been appointed as exchange agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

          The Chase Manhattan Bank
          450 West 33rd Street, 15th Floor
          New York City, NY  10001-2697
          Attn:  Walter Johnson
                 Capital Markets Fiduciary Services

          Confirm by telephone or for information call:
          (212) 946-7748

          Facsimile Transmission (Eligible Guarantor Institutions Only):
          (212) 946-8162

Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We also will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of original capital securities, and in handling or tendering for their customers.

     Neither Arrow Financial nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.

TRANSFER TAXES

    Holders who tender their original capital securities for exchange will not be obligated to pay any transfer taxes in connection with the tender. If, however, new capital securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original capital securities tendered, or if a transfer tax is imposed for any reason other than the exchange of new capital securities for original capital securities in connection with the exchange offer, then the amount of any transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder.

 DESCRIPTION OF NEW SECURITIES; COMPARISON TO ORIGINAL SECURITIES

     The terms of the new (Series B) capital securities and the new (Series B) subordinated debentures are identical in all material respects to the terms of the original (Series A) capital securities and the original (Series A) subordinated debentures, except that:

     - the original securities have not been registered under the Securities Act of 1933, are subject to restrictions on transfer under federal and state securities laws and are entitled to specified rights under the registration covenant, which rights will terminate upon consummation of the exchange offer;

     - the new capital securities will not contain the same restrictions on transfer as the original capital securities. Original capital securities will remain restricted securities and may be resold only:

          -    to Arrow Financial;

          - to a qualified institutional buyer under Rule 144A under the Securities Act of 1933;

          -    to an institutional accredited investor;

          -    in a transaction otherwise exempt from
               registration under the Securities Act of 1933; or

          - pursuant to an effective registration statement under the Securities Act of 1933.

     - In addition, we have applied to have the new capital securities included in the electronic book-entry securities ownership and transfer system maintained by The Depository Trust Company (DTC). The original capital securities were not included in DTC's book-entry system. If our application is granted and the new capital securities are accepted in the DTC system, holders receiving new capital securities who are participants or indirect participants in DTC's system may elect to have their new capital securities held of record on their behalf by DTC or its nominee. See "Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer" and "Description of Capital Securities--Delivery Procedures If New Capital Securities Are Deposited in the Future with DTC."

     The new securities are not, and upon consummation of the exchange offer the original securities will not be, entitled to any additional interest or distributions.

     Holders of original capital securities should review the information set forth under "Risk Factors--If you are eligible to participate in the exchange offer but do not exchange your original capital securities, you will not have any exchange rights following the closing of the exchange offer and your original capital securities will remain restricted securities."

                DESCRIPTION OF CAPITAL SECURITIES

     The original capital securities represent and the new capital securities will represent beneficial interests in the Trust. The holders of capital securities will be entitled to a preference over the holders of common securities of the Trust in specified circumstances with respect to distributions and amounts payable on redemption of the securities of the Trust or liquidation of the Trust. See "--Subordination of Common Securities."

     This summary describes the material provisions of the capital securities and the common securities issued by the Trust, as well as the declaration of trust, which is the governing instrument of the Trust. This summary is not a complete description and you should refer to the declaration of trust, including the definitions used in the declaration of trust, for more information. The Chase Manhattan Bank acts and will continue to act after the exchange offer as property trustee of the Trust. The declaration of trust will be subject to and governed by the Trust Indenture Act of 1939, as amended. By its terms, the declaration of trust will incorporate certain provisions of the Trust Indenture Act. References to "capital securities" should be understood to include both new capital securities and original capital securities, unless the context clearly requires otherwise.

GENERAL

     The capital securities, including both the original capital securities and the new capital securities, are limited to $5,000,000 in aggregate liquidation amount at any one time outstanding. The capital securities of the Trust will rank equal to, and payments made on the capital securities will be made on a pro rata basis with, the common securities of the Trust, except as described under "--Subordination of Common Securities." The property trustee will have legal title to the subordinated debentures issued to the Trust and will hold them in trust for the benefit of you and the other holders of the capital securities. Our guarantee for the benefit of the holders of the capital securities, which is identical for both the new and the original capital securities, will be a guarantee on a subordinated basis with respect to the capital securities, but will not guarantee payment of distributions or amounts payable upon redemption of the capital securities or liquidation of the Trust when the Trust does not have funds legally available to pay distributions or other amounts to the holders of the capital securities. You should read "Description of Guarantee" for more information about our guarantee.

DISTRIBUTIONS

     Distributions on capital securities will not be affected by the exchange of original capital securities for new capital securities. Holders of new capital securities received in exchange for original capital securities will be treated as though they continued to hold the original capital securities for purposes of all distributions paid or payable during the distribution period or periods in which the exchange offer was made and completed.

     The capital securities represent beneficial ownership interests in the Trust. Distributions on the capital securities are and will continue to be cumulative, accumulating from the date that the capital securities were first issued.
Distributions are and will continue to be made at the annual rate of 9.50% of the stated liquidation amount of $1,000, payable quarterly in arrears on the distribution dates, which are March 31, June 30, September 30 and December 31 of each year, to holders of the capital securities on the relevant record dates. The record dates will be the 15th day of the month in which the distribution is to be paid, except that if any capital securities are issued in book-entry form at some point, the record dates for those capital securities will be one business day prior to the relevant distribution date.

     Each period beginning on and including a distribution date and ending on but excluding the next distribution date is a distribution period. The amount of distributions payable for any distribution period will be based on a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month.

     If any distribution date would otherwise fall on a day that is not a business day, the distribution date will be postponed to the next day that is a business day without any additional interest or payments for the delay, unless the distribution would fall in the next calendar year, in which case the distribution date will be the last business day of the calendar year. A business day means any day other than a Saturday or a Sunday, or a day on which banks in New York, New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

     The Trust's revenue available for distribution to holders of the capital securities will be limited to our payments to the Trust under our subordinated debentures. For more information, please refer to "Description of Subordinated Debentures-- General." If we do not make interest payments on the subordinated debentures, the property trustee will not have funds available to pay distributions on the capital securities and on the common securities. We will guarantee the payment of distributions if and to the extent that the Trust has funds legally available to pay the distributions. You should read "Description of Guarantee" for more information about the extent of our guarantee.

OPTION TO DEFER INTEREST PAYMENTS

     As long as no event of default exists, we have the right under the indenture to elect to defer the payment of interest on the subordinated debentures, at any time or from time to time, for no more than 20 consecutive quarters with respect to each deferral period, provided that no deferral period will end on a date other than an interest payment date on the subordinated debentures, or extend beyond December 31, 2029, the maturity date of the subordinated debentures. If we defer payments, the Trust will defer quarterly distributions on the capital securities during a deferral period. During any deferral period distributions will continue to accrue on the capital securities and on any accrued and unpaid distributions, compounded quarterly from the relevant distribution date at the applicable distribution rate, which will be equal to the applicable interest rate on the subordinated debentures. The term distributions includes any accumulated additional distributions.

     Before the end of any deferral period, we may extend the deferral period, as long as the extension does not cause the deferral period to exceed 20 consecutive quarters, or to end on a date other than an interest payment date or extend beyond December 31, 2029. At the end of any deferral period and upon the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable during a deferral period until the deferral period ends. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election to defer interest payments or to extend a deferral period at least five business days before the earlier of:

     - the next date the distributions on the capital securities would have been payable except for the election to begin a deferral period; and

     - the date the administrative trustees are required to give notice to any securities exchange or automated quotation system or to holders of the capital securities of the record date or the date such distributions are payable, but in any event not less than five business days prior to such record date.

     There is no limitation on the number of times that we may elect to begin a deferral period. Please refer to "Description of Subordinated Debentures--Option to Extend Interest Payment Date."

     During any deferral period, we may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, including our common stock;

     - make any payment of principal of, or interest, if any, on or repay, repurchase or redeem any debt securities that rank equal or junior to the subordinated debentures; or

     - make any guarantee payments with respect to any guarantee of the debt securities of any subsidiary (including our guarantee of the capital securities of any other trust similar to the Trust and any other guarantees) if such guarantee ranks equal or junior to the subordinated debentures.

Notwithstanding the foregoing, during a deferral period we may make the following payments:

     - dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of Arrow Financial;

     - any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

     - payments under the guarantee in favor of the holders of capital securities;

     - as a result of a reclassification of the capital stock of Arrow Financial or the exchange or conversion of one class or series of the capital stock of Arrow Financial for another class or series of capital stock of Arrow Financial;

     - the purchase of fractional interests in shares of capital stock of Arrow Financial pursuant to the conversion or exchange provisions of such capital stock or the security being converted into or exchanged for such capital stock in a merger, consolidation or other business combination; and

     - purchases of common stock of Arrow Financial related to the issuance of common stock or rights under any of our benefit plans for directors, officers or employees of Arrow and our subsidiaries or any of our dividend reinvestment plans.

     We do not currently intend to exercise our right to defer payments of interest on the subordinated debentures. Our obligations under the guarantee to make payments of distributions is limited to the extent that the Trust has funds legally available to pay distributions. You should read "Description of Guarantee" for more information about the extent of our guarantee.

REDEMPTION

     Upon repayment on December 31, 2029, or prepayment, in whole or in part, prior to December 31, 2029, of the subordinated debentures (other than following the distribution of the subordinated debentures to you as a holder of the capital securities and us as the holder of the common securities), the property trustee will apply the proceeds from the repayment or prepayment of the subordinated debentures (as long as the property trustee has received written notice no later than 45 days before the repayment) to redeem an amount of capital securities and common securities having an aggregate liquidation amount equal to the principal amount of the subordinated debentures repaid or prepaid to the Trust.

     The prepayment price of the subordinated debentures in all cases will be 100% of the principal amount of the subordinated debentures redeemed, plus accrued and unpaid interest thereon to the date of redemption, and similarly the redemption price of capital securities and common securities in all cases will be 100% of the aggregate liquidation amount of the capital securities and common securities redeemed, plus accrued and unpaid distributions thereon to the date of redemption.

     If we prepay less than all of the subordinated debentures on a redemption date, then the property trustee will allocate the proceeds of the prepayment on a pro rata basis among the capital securities and the common securities.

     We will have the right to prepay the subordinated debentures:

     -    in whole or in part, on or after December 31, 2004; and

     - in whole but not in part, at any time prior to December 31, 2004, if there are changes in the bank regulatory, investment company or tax laws that would adversely affect the status of the Trust, the capital securities or the subordinated debentures.

     We may have to obtain regulatory approval, including the approval of the FRB, before we redeem any subordinated debentures.

     Please refer to "Description of Subordinated Debentures--
Optional Prepayment" and "--Special Event Prepayment" for information on prepayment of the subordinated debentures.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF SUBORDINATED
DEBENTURES

     We, as holder of the outstanding common securities of the Trust, will have the right at any time to dissolve the Trust and, after satisfying the liabilities owed to the Trust's creditors, if any, as required by applicable law, we will have the right to distribute the subordinated debentures to the holders of the capital securities and to us as holder of the common securities. Our right to dissolve the Trust is subject to our receiving:

     - an opinion of counsel to the effect that if we distribute the subordinated debentures, the holders of the capital securities will not experience a taxable event; and

     -    any required regulatory approval.

     The Trust will automatically dissolve if:

     -    we declare bankruptcy, dissolve or liquidate;

     - we direct the trustee to dissolve the Trust and the trustee distributes the subordinated debentures held by the Trust to holders of the capital securities and to us, as holders of the common securities;

     - the Trust redeems all of the capital securities as described under "--Redemption;"

     -    the Trust's term expires; or

     - a court of competent jurisdiction enters an order for the dissolution of the Trust.

     If the Trust experiences one of these dissolution events, the Trust will be liquidated by the trustees as quickly as the trustees determine to be possible by distributing to holders of the capital securities, after satisfying the liabilities owed to the Trust's creditors, if any, as provided by applicable law, subordinated debentures having a principal amount equal to the liquidation amount of the capital securities, unless the property trustee determines that this distribution is not practicable. If the property trustee determines that this distribution is not practicable, the holders of the capital securities will be entitled to receive an amount equal to the aggregate liquidation amount plus accumulated and unpaid distributions on the capital securities to the date of payment (such amount being the "liquidation distribution") out of the assets of the Trust legally available for distribution to holders, after satisfying the liabilities owed to the Trust's creditors, if any, as provided by applicable law. If the liquidation distribution can be paid only in part because the Trust has insufficient assets legally available to pay the full amount of the liquidation distribution, or if a debenture event of default exists, the capital securities will have a payment priority over the common securities. For more information, please refer to "-- Subordination of Common Securities."

     After the liquidation date is fixed for any distribution of subordinated debentures to holders of the capital securities:

     - the capital securities and the common securities will no longer be deemed to be outstanding;

     - any individual certificates representing capital securities and common securities will be deemed to represent subordinated debentures having a principal amount equal to the liquidation amount of those capital and common securities, respectively, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on those capital and common securities, respectively, until such certificates are presented to the administrative trustees or their agent for cancellation, in which case we will issue to those holders, and the Delaware trustee will authenticate, individual certificates representing the subordinated debentures; and

     - if at the liquidation date any capital securities are held by DTC in global form, DTC or its nominee will receive, in respect of each registered global certificate representing capital securities, a registered global certificate representing the subordinated debentures to be delivered upon this distribution.

     The new capital securities to be issued in the exchange offer are a new issue of securities for which there currently is no market. We cannot assure you of the development of any market for the new capital securities, or the new subordinated debentures that may be distributed to you in exchange for new capital securities if a dissolution and liquidation of the Trust were to occur. Nor can we assure you as to the liquidity of the new capital securities or of the new subordinated debentures that you may receive upon a dissolution or liquidation of the Trust. We also cannot give any assurances as to the development of any market for the capital securities or generally as to the liquidity or market price of the new capital securities after completion of the exchange offer. Accordingly, any new or original capital securities that you may receive or hold, or any new or original subordinated debentures that you may receive upon a dissolution and liquidation of the Trust, may trade at a discount to the liquidation amount or principal amount of such securities, or to the purchase price paid for the original capital securities in the private offering and sale thereof in December 1999.

     If we elect not to prepay the subordinated debentures prior to maturity and do not liquidate the Trust and distribute the subordinated debentures to holders of the capital securities, the capital securities will remain outstanding until the repayment of the subordinated debentures on December 31, 2029.

REDEMPTION PROCEDURES

     If we repay or prepay the subordinated debentures, the Trust will redeem the capital securities and the common securities at the applicable redemption price with the proceeds that it receives from our repayment or prepayment of the subordinated debentures. The new and any outstanding original capital securities will be treated identically in connection with any redemption. Any redemption of the capital securities and the common securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the Trust has funds legally available to pay the applicable redemption price. For more information, you should refer to "-- Redemption" and "--Subordination of Common Securities."

     If the Trust gives a notice of redemption for the capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds legally are available, the following will occur:

     - If the capital securities are held in individually-certificated form, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the capital securities. For more information, you should refer to "--Payment and Paying Agency."

     - If on the redemption date any capital securities are held in global form by DTC or its nominees, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with DTC funds sufficient to pay the applicable redemption price of the capital securities held in global form and will give DTC irrevocable instructions and authority to pay the redemption price to the beneficial owners of the capital securities. For more information, you should refer to "--Form, Denomination, Book-Entry Procedures and Transfer."

     The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us.

     Notwithstanding the foregoing, distributions payable on or before the redemption date will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If the Trust gives a notice of redemption and funds are deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities called for redemption will cease, except the right of the holders of the capital securities to receive the applicable redemption price, without interest, and the capital securities called to be redeemed will cease to be outstanding. The applicable redemption price in all cases will be 100% of the aggregate liquidation amount of the capital securities being redeemed, plus accrued and unpaid distributions thereon to the date of redemption.

     If any redemption date for the capital securities is not a business day, then the applicable redemption price, without interest or any other payment in respect of the delay, will be paid on the next business day, except that, if the next business day falls in the next calendar year, the payment shall be made on the last business day of the calendar year. If payment of the applicable redemption price is improperly withheld or refused and not paid either by the Trust or by us pursuant to the guarantee, distributions on the capital securities will continue to accumulate at 9.50% from the redemption date originally established by the Trust to the date such applicable redemption price is actually paid.

     Notice of any redemption will be mailed between 30 and 60 days before the redemption date to each holder of capital securities at its registered address. Unless we default in payment of the repayment or prepayment price of the subordinated debentures, on and after the redemption date, distributions will cease to accrue on the capital securities called for redemption.

     Subject to applicable law (including, without limitation, United States federal securities laws), we or our subsidiaries may at any time, and from time to time, purchase outstanding capital securities in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

     After completion of the exchange offer, no distinction will be made between new capital securities and any original capital securities remaining outstanding with respect to redemption, liquidation or subordination rights.

     Payment of distributions on, and the redemption price of, the capital securities and the common securities, as applicable, will generally be made on a pro rata basis. However, if a debenture event of default exists on any distribution or redemption date, no payment of any distribution on, or applicable redemption price of, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless a cash payment in full of all accumulated and unpaid distributions on all of the outstanding capital securities for all distribution periods terminating on or before the distribution or redemption date, or payment of the applicable redemption price, is made in full. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the capital securities then due and payable.

     In the case of any event of default, we, as holder of all of the common securities, will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default has been cured, waived or otherwise eliminated. Until any event of default has been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on our behalf, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     An event of default under the indenture constitutes an event of default under the declaration of trust. See "Description of Subordinated Debentures--Debenture Events of Default."

     The declaration of trust provides that within five (5) business days after any event of default actually known to the property trustee occurs, the property trustee will give notice of the event of default to the holders of the capital securities, the administrative trustees and to us, as sponsor, unless the event of default has been cured or waived. We, as sponsor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether we and the administrative trustees have complied with the applicable conditions and covenants of the declaration of trust.

     If a debenture event of default exists, the capital securities will have a payment preference over the common securities as described under "--Liquidation of the Trust and Distribution of Subordinated Debentures" and "--Subordination of Common Securities." An event of default does not entitle the holders of the capital securities to accelerate the maturity date of the capital securities.

REMOVAL OF TRUSTEES

     Unless a debenture event of default exists, we, as holder of the common securities, may remove the property trustee and the Delaware trustee at any time. If a debenture event of default exists, the property trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding capital securities, with, after completion of the exchange offer, new and any outstanding original capital securities being treated as a single series. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all of the common securities. No resignation or removal of the property trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the declaration of trust.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     If the property trustee, the Delaware trustee or any administrative trustee that is not a natural person is

     -    merged, converted or consolidated into another entity;

     - a party to a merger, conversion or consolidation which results in a new entity; or

     - succeeded by an entity which possesses all or substantially all of the corporate trust business of any such trustee;

the new entity shall be the successor of the respective trustee under the declaration of trust, provided that the entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE
TRUST

     The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease substantially all of its properties and assets to any corporation or other entity, except as described below or as otherwise described under "--Liquidation of the Trust and Distribution of Subordinated Debentures." The Trust may, at our request, as sponsor, and with the consent of the administrative trustees but without the consent of the holders of the capital securities or property trustee, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease substantially all of its properties and assets to a trust organized as such under the laws of any state; provided, that:

     -    the successor either:

          - expressly assumes all of the obligations of the Trust with respect to the capital securities and the common securities; or

          - substitutes securities for the capital securities and the common securities that have substantially the same terms as the capital securities and the common securities so long as the substitute securities rank equal to the capital securities and the common securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     - we appoint a trustee of the successor possessing the same powers and duties as the property trustee with respect to the subordinated debentures;

     - the substitute securities or a class or series thereof are listed, or any substitute securities or a class or series thereof will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities, or a class or series thereof, or the common securities are then listed or quoted, if any;

     - if the capital securities, substitute securities or subordinated debentures or any class or series thereof are rated by any nationally recognized statistical rating organization prior to such transaction, the transaction does not cause any of those securities or any such class or series to be downgraded by the rating organization;

     - the transaction does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

     - the successor has a purpose substantially identical to that of the Trust;

     - prior to the transaction, we received an opinion from experienced independent counsel that:

          - the transaction does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect (other than any dilution of such holders' interests in the new entity); and

          - following the transaction, neither the Trust nor the successor will be required to register as an investment company under the Investment Company
               Act; and

     - we or our successor or assignee owns all of the common securities of the successor and guarantees the obligations of the successor under the substituted securities at least to the extent provided by the guarantee.

     Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the capital securities (with, after the exchange offer, new capital securities and any remaining outstanding original capital securities to be treated as a single series), consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the transaction would cause the Trust or the successor to be classified as an association taxable as a corporation for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION OF TRUST

     Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the declaration of trust, the holders of the capital securities will have no voting rights.

     We, as holder of the common securities, together with the property trustee and the administrative trustees, may amend the declaration of trust from time to time, without the consent of the holders of the capital securities:

     - to cure any ambiguity, correct or supplement any provision that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the declaration of trust, which are not inconsistent with the other provisions; or

     - to modify, eliminate or add to any provisions of the declaration of trust as may be necessary to ensure that, at all times that any capital securities are outstanding, the Trust will not be classified as an association taxable as a corporation or to enable the Trust to qualify as a grantor trust, in each case for United States federal income tax purposes, or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act;

provided, that in the case of the first of the two preceding clauses, the amendment would not adversely affect in any material respect the interests of the holders of the capital securities. Any amendments of the declaration of trust pursuant to the foregoing shall become effective when notice of the amendment is given to the holders of the capital securities.

     We, as holder of the common securities, together with the property trustee and the administrative trustees, may in other regards amend the declaration of trust:

     - with the consent of holders representing a majority (based upon liquidation amount) of the outstanding capital securities (with, after the exchange offer, new capital securities and any remaining outstanding original capital securities to be treated as a single series); and

     - upon receipt by the trustees of an opinion of experienced counsel that the amendment will not affect the Trust's classification as an entity that is not taxable as a corporation or as being a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an investment company under the Investment Company Act;

except that the consent of each holder of outstanding capital securities will be required for any amendment that changes the amount or timing of any distribution on the capital securities or otherwise adversely affects the amount of any distribution required to be made in respect of the capital securities as of a specified date, or restricts the right of a holder of capital securities to sue for the enforcement of any payments.

     So long as any subordinated debentures are held by the property trustee, the property trustee and the administrative trustees may not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or execute any trust or power conferred on the debenture trustee with respect to the subordinated debentures;

     -    waive certain past defaults under the indenture;

     - exercise any right to rescind or annul a declaration accelerating the maturity of the principal of the subordinated debentures; or

     - give any required consent to any amendment or termination of the indenture or the subordinated debentures, without obtaining the prior consent of the holders of a majority in liquidation amount of all outstanding capital securities (with, after the exchange offer, new capital securities and any remaining outstanding original capital securities to be treated as a single series), or if a consent under the indenture would require the consent of each holder of subordinated debentures affected by the amendment or termination, the property trustee will not give consent without the prior approval of each holder of the capital securities.

     The property trustee and the administrative trustees shall not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders. The property trustee shall notify each holder of capital securities of any notice of default with respect to the subordinated debentures. In addition to obtaining the approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the property trustee and the administrative trustees shall obtain an opinion of experienced counsel that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of capital securities may be given at a meeting of the holders convened for the purpose of approving the matter or pursuant to written consent. The property trustee will cause a notice to be given to each record holder of capital securities of any meeting of such record holders, or any written consent of such holders. For the purpose of any such meeting or written consent, after the exchange offer new capital securities and any remaining outstanding original capital securities will be treated as a single class.

     No vote or consent of the holders of capital securities will be required for the Trust to redeem and cancel the capital securities. See "--Redemption."

     Notwithstanding that holders of the capital securities may be entitled to vote or consent on any matter, any of the capital securities that are owned by us, the trustees or any of our or any trustee's affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     We have applied to The Depository Trust Company (DTC) to have the new capital securities included in the electronic book-entry securities ownership and transfer system maintained by DTC. If the application is granted, holders of new capital securities who are participants or indirect participants in DTC's system may elect to have their new capital securities held of record by DTC or its nominee, represented by global certificates registered in the name of DTC or its nominee. Holders of properly tendered original capital securities will be notified at completion of the exchange offer if the new capital securities have been accepted for inclusion in DTC's system and, if so, the procedures such holders should follow, if they qualify as direct or indirect DTC participants, in order for their new capital securities to be issued or reissued and held in global form in DTC's system.

     It is anticipated that all new capital securities issued upon completion of the exchange offer initially will be issued in the form of individually-certificated securities registered in the names of the holders who tendered the original capital securities for which such new capital securities are exchanged or such other name or names as may be indicated in the letter of transmittal. New capital securities thus issued in individually-certificated form that are not subsequently reissued in global form registered in the name of DTC or its nominee will continue to be held in individually-certificated form. In addition, any original capital securities remaining outstanding after the exchange offer will continue to be held only in individually-certificated form. Such original capital securities, even if held by or transferred to a DTC participant or indirect participant, will not be issued in global form.

     If new capital securities are issued in global form, they will be deposited with the property trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC.

     If new capital securities are issued in individually-certificated form, under the exchange offer or thereafter, such securities will be issued only in blocks having a liquidation amount of not less than $100,000 (100 capital securities) with integral multiples of $1,000 in excess of such amount and may be transferred or exchanged only in such blocks in the manner and at the offices described below.

     Except as described below, new capital securities issued in global form may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 1000 capital securities. Beneficial interests in new capital securities in global form may not be exchanged for capital securities in individually-certificated form, except in the limited circumstances described below. See "--Exchange of Book-Entry New Capital Securities for Certificated New Capital Securities."

     New capital securities issued in individually-certificated (i.e., non-global) form may not be subsequently exchanged for beneficial interests in any global capital securities, except in the limited circumstances described below. See "--Exchange of Book-Entry New Capital Securities for Certificated New Capital Securities."

     Transfer of beneficial interests in global capital securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

DEPOSITARY PROCEDURES IF NEW CAPITAL SECURITIES ARE DEPOSITED IN
THE FUTURE WITH DTC

     DTC has advised us and the Trust that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under the provisions of
Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations (collectively, "participants") and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including underwriters), banks, trust companies, clearing corporations and similar organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, "indirect participants"). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants in DTC.

     Any new capital securities held by DTC will be represented by one or more global certificates registered in the name of DTC or its nominee. Beneficial interests in the capital securities will be shown on, and transfers of the global capital securities will be effected only through, records maintained by participants.

     DTC has also advised us and the Trust that, under procedures established by DTC:

     - upon deposit of global capital securities, DTC will credit the accounts of participants with portions of the liquidation amount of the global capital securities, as directed by the property trustee; and

     - ownership of those interests in the global capital securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC for participants or by participants and indirect participants for other owners of beneficial interests in the global capital securities.

     Persons having a beneficial interest in the global capital securities may hold their interests therein directly through DTC if they are participants, or indirectly through organizations that are participants. All interests in a global capital security will be subject to the procedures and requirements of DTC.

     The laws of some states require that specified persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global capital security to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global capital security to pledge those interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interests, may be affected by the lack of a physical certificate evidencing those interests.

     Other restrictions on the transferability of the new capital securities are described in "--Exchange of Book-Entry New Capital Securities for Certificated New Capital Securities" and "-- Exchange of Certificated New Capital Securities for Book-Entry New Capital Securities."

     Except as described below, owners of interests in the global capital securities will not have capital securities registered in their name, will not receive physical delivery of capital securities in certificated form and will not be considered the registered owners or holders of capital securities under the declaration of trust for any purpose.

     Payments in respect of the global capital securities registered in the name of DTC, or its nominee, will be payable by the property trustee to DTC in its capacity as the registered holder under the declaration of trust. Under the terms of the declaration of trust, the property trustee will treat the persons in whose names the capital securities, including the global capital securities, are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent of the property trustee has or will have any responsibility or liability for:

     - any aspect of the records of DTC or any participant or indirect participant relating to or payments made on account of beneficial ownership interests in the global capital securities;

     - maintaining, supervising or reviewing any of the records of DTC or any participant or indirect participant relating to the beneficial ownership interests in the global capital securities; or

     - any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

     DTC has advised us and the Trust that its current practice, upon receipt of any payment in respect of securities such as the new capital securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on the payment date. Payments by participants and indirect participants to the beneficial owners of new capital securities will be governed by standing instructions and customary practices and will be the sole responsibility of participants or indirect participants and will not be the responsibility of DTC, the property trustee, the Trust or us. None of the Trust, the property trustee or us will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the new capital securities. The Trust, the property trustee and us may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Secondary market trading activity in interests in new capital securities held in global form will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

     DTC has advised the Trust and us that DTC will take any action permitted to be taken by a holder of new capital securities only at the direction of one or more participants to whose DTC account interests in the new capital securities are credited and only in respect of the portion of the liquidation amount of the new capital securities as to which directions have been received from one or more participants. However, if there is an event of default under the declaration of trust, DTC reserves the right to exchange the new capital securities held in global form for new capital securities in individually-certificated form and to distribute the individually-certificated securities to its participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for the accuracy of this information.

     ONLY NEW CAPITAL SECURITIES WILL BE ELIGIBLE FOR INCLUSION IN DTC'S BOOK-ENTRY SYSTEM AND ONLY IF OUR APPLICATION FOR SUCH SECURITIES TO BE INCLUDED IN SUCH SYSTEM IS GRANTED. UNDER NO CIRCUMSTANCES WILL ORIGINAL CAPITAL SECURITIES BE ELIGIBLE FOR INCLUSION IN DTC'S BOOK-ENTRY SYSTEM.

     If DTC agrees to the foregoing procedures to facilitate transfers of interest in new capital securities held in global form among participants in DTC, it will be under no obligation to perform or to continue to perform those procedures, and the procedures may be discontinued at any time. None of the Trust, the property trustee or us will have any responsibility for the performance by DTC, or its participants or indirect participants, of its obligations under the rules and procedures governing DTC's operations.

EXCHANGE OF BOOK-ENTRY NEW CAPITAL SECURITIES FOR CERTIFICATED
NEW CAPITAL SECURITIES

     Any new capital security held in global form may be exchangeable for new capital securities in individually registered certificated form if:

     - DTC notifies the Trust that it is unwilling or unable to continue as depositary for new capital securities held in global form and the Trust thereupon fails to appoint a successor depositary within 90 days; or

     - DTC has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and the Trust thereupon fails to appoint a successor depositary within 90 days; or

     - we, in our sole discretion, elect to cause new capital securities held in global form to be exchanged for new capital securities in individually-certificated form;
          or

     - there has occurred and is continuing an event of default under the declaration of trust or any event which after notice or lapse of time or both would be an event of default under the declaration of trust.

     In addition, beneficial interests in new capital securities held in global form may be exchanged by or on behalf of DTC for individually-certificated new capital securities upon request by DTC, but only upon at least 20 days' prior written notice given to the property trustee in accordance with DTC's customary procedures. In all cases, individually-certificated new capital securities delivered in exchange for any global new capital securities or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC, in accordance with its customary procedures.

EXCHANGE OF CERTIFICATED NEW CAPITAL SECURITIES FOR BOOK-ENTRY
NEW CAPITAL SECURITIES

     Individually-certificated new capital securities may not be exchanged for beneficial interests in new capital securities held in global form, unless the exchange occurs in connection with a transfer of the certificated new capital securities and the transferor first delivers to the property trustee a written certificate, in the form provided in the declaration of trust, to the effect that the transfer will comply with the appropriate transfer restrictions applicable to those new capital securities.

PAYMENT AND PAYING AGENCY

     Payments in respect of new capital securities held in global form will be made to DTC, which will credit the relevant accounts at DTC on the applicable distribution date. For new capital securities that are not held by DTC, the payments will be made by check mailed to the address of the holder entitled to the payment as the holder's address appears on the register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days' notice to the administrative trustees and us. In the event that the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which must be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

RESTRICTIONS ON TRANSFER

     New capital securities held in individually-certificated form may be transferred only in blocks having a liquidation amount of not less than $100,000 (100 capital securities), with integral multiples of $1,000 in excess thereof. Any attempted transfer of individually-certificated new capital securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any purported transferee of such an attempted transfer shall be deemed not to be the holder of such new capital securities for any purpose, including but not limited to the receipt of distributions on such new capital securities, and such transferee shall be deemed to have no interest whatsoever in such new capital securities.

     Beneficial interests in any new capital securities held in global form are subject to the transfer restrictions discussed under "--Form, Denomination, Book-Entry Procedures and Transfer," above.

REGISTRAR AND TRANSFER AGENT

     After the exchange offer, the property trustee will continue to act as registrar and transfer agent for both the new capital securities and any remaining outstanding original capital securities.

     The Trust will continue to register transfers of the capital securities without charge, except for any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to have the transfer of the capital securities registered after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     Except if an event of default exists, the property trustee will undertake to perform only the duties specifically set forth in the declaration of trust. During the existence of an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is not obligated to exercise any of its powers at the request of any holder of capital securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default exists and the property trustee is required to decide between alternative causes of action, or construe ambiguous provisions in the declaration of trust, and the matter is not one on which holders of the capital securities or the common securities are entitled to vote, then the property trustee

     - will take such action as directed by us and, if not directed, shall take such action as it deems advisable and in the best interests of the holders of the capital securities; and

     - will have no liability, except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that:

     - the Trust will not be deemed to be an investment company required to be registered under the Investment
          Company Act;

     - the Trust will be classified as a grantor trust for United States federal income tax purposes; and

     - the subordinated debentures will be treated as our indebtedness for United States federal income tax purposes.

     We, together with the administrative trustees, are authorized to take any action, not inconsistent with applicable law or the Trust documents, that we and the administrative trustees determine in our discretion is necessary or desirable, as long as the action does not materially adversely affect the interests of the holders of the capital securities.

     Holders of the capital securities have no preemptive or similar rights to subscribe for any additional capital securities and the issuance of capital securities is not subject to preemptive rights.

     The Trust may not borrow money, issue debt (other than its purchase of our subordinated debentures), execute mortgages or pledge any of its assets.

             DESCRIPTION OF SUBORDINATED DEBENTURES

     The original subordinated debentures were, and the new subordinated debentures will be, issued under an indenture between Arrow and the debenture trustee. Upon effectiveness of the registration statement of which this prospectus is a part, the indenture will be qualified under the Trust Indenture Act. This summary describes the material provisions of the subordinated debentures and the indenture but does not purport to be complete. Where reference is made to particular provisions of the indenture, those provisions, including the definitions of selected terms some of which are not otherwise defined in this prospectus, are qualified in their entirety by reference to all of the provisions of the indenture and those terms made a part of
the indenture by the Trust Indenture Act.   References to
"subordinated debentures" should be understood to include both new subordinated debentures and original subordinated debentures, unless the context clearly requires otherwise.

GENERAL

     Concurrently with the private offering and issuance of the original (Series A) capital securities and the common securities of the Trust in December 1999, the Trust invested the proceeds in the original subordinated debentures issued by us.

     Upon completion of the exchange offer, concurrently with the issuance by the Trust of new (Series B) capital securities to persons who have properly tendered original (Series A) capital securities, we will issue to the Trust new (Series B) subordinated debentures, in exchange for original (Series A) subordinated debentures equal in aggregate principal amount to the aggregate liquidation amount of the new capital securities then issued by the Trust. The new subordinated debentures, like the new capital securities, will be registered under the Securities Act of 1933. Otherwise, the new subordinated debentures will be identical in all respects to the original subordinated debentures, including the interest rate payable thereon, interest payment dates, maturity and all terms relating to prepayment, liquidation, events of default and subordination.

     The subordinated debentures bear interest at the annual rate of 9.50% of the principal amount of the subordinated debentures, payable quarterly in arrears on interest payment dates of March 31, June 30, September 30 and December 31 of each year and at maturity to the person in whose name each subordinated debenture is registered at the close of business on the relevant record date. The first interest payment date for the subordinated debentures was December 31, 1999. Each period beginning on and including an interest payment date and ending on but excluding the next interest payment date is an interest period.

     We anticipate that, until there is a liquidation of the Trust, each subordinated debenture will be held by the property trustee in trust for the benefit of the holders of the capital securities and the common securities. The amount of interest payable for any interest period is computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any interest payment date would otherwise fall on a day that is not a business day, the interest payment date will be postponed to the next business day (without any interest or other payment due to the delay) unless it would fall in the next calendar year, in which case the interest payment date shall be the last business day of the calendar year.

     Accrued interest that is not paid on the applicable interest payment date will bear additional interest (to the extent permitted by law) at the rate of 9.50% per annum, compounded quarterly from the relevant interest payment date. The term "interest" as used in this prospectus includes quarterly interest payments and interest on quarterly interest payments not paid on the applicable interest payment date.

     The original (Series A) subordinated debentures were issued and the new (Series B) subordinated debentures will be issued as series of subordinated debentures under the indenture in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

     The subordinated debentures will mature on December 31, 2029. If the maturity date falls on a day that is not a business day, the payment of principal and interest will be paid on the next business day, with the same force and effect as if made on the maturity date, and no interest on such payments will accrue from and after the maturity date.

     The subordinated debentures will rank equal to all of our other subordinated debentures which have been or may be issued to other trusts established by us, in each case similar to the Trust, and will be unsecured and rank subordinate and junior in right of payment to all senior indebtedness to the extent and in the manner set forth in the indenture. See "--Subordination."

     We are a bank holding company regulated by the Federal Reserve Board, and substantially all of our operating assets are owned by Glens Falls National and Saratoga National. We are a legal entity separate and distinct from our subsidiaries.
Holders of subordinated debentures should look only to us for payments on the subordinated debentures. The principal sources of our income are dividends, interest and fees from Glens Falls National and Saratoga National. We rely primarily on dividends from our subsidiary banks to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Dividend payments from Glens Falls National and Saratoga National are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over our subsidiary banks. In addition to regulatory restrictions on the payment of dividends, Glens Falls National and Saratoga National are subject to restrictions imposed by federal law on their extensions of credit to affiliates, including Arrow Financial and the Trust, and on investments in stock or other securities of affiliates. Also, as a bank holding company, our right to receive distributions from our subsidiary banks may be limited if such banks are liquidated or reorganized. For more information about these regulatory limits, you should read "Risk Factors - Risks related to your investment in the capital securities - We will depend primarily on any dividends we may receive from our subsidiaries in making payments under the subordinated debentures, which could affect the payments made to you under the capital securities."

     Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, the subordinated debentures will be effectively subordinated to all existing and future liabilities of Glens Falls National and Saratoga National (including their deposit liabilities) and all liabilities of any of our future subsidiaries, and holders of the subordinated debentures should not rely upon the assets of our subsidiaries for repayment of the subordinated debentures.

     The indenture does not limit us, Glens Falls National or Saratoga National from incurring or issuing other secured or unsecured debt, including senior indebtedness. See "-- Subordination." As of March 31, 2000, as part of our senior indebtedness, we had a note to a regional bank in the amount of $70 million. We expect from time to time that we will incur additional indebtedness constituting senior indebtedness and that our subsidiaries will incur additional liabilities.

FORM, REGISTRATION AND TRANSFER

     If the Trust is dissolved and the subordinated debentures held by it are distributed to the holders of the capital securities, the new subordinated debentures then distributed may be held in the form of global subordinated debentures by DTC as custodian and registered in the name of DTC or Cede & Co., as the nominee of DTC, if and to the extent that the new (Series B) capital securities at the time of the Trust's dissolution and liquidation were held in global form by DTC. Otherwise, the subordinated debentures, new or old, distributed upon any dissolution and liquidation of the Trust will be in the form of individually-certificated, fully-registered subordinated debentures. The depositary arrangements for any global subordinated debentures would be substantially similar to those in effect for the global capital securities.

PAYMENT AND PAYING AGENTS

     Payment of principal of and interest on the subordinated debentures will be made at the office of the debenture trustee in New York, New York or at the office of such paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest may be made:

     - by check mailed to the address of the person or entity entitled to the interest payment as such address shall appear in the register for the subordinated debentures;

     - by transfer to an account maintained by the person or entity entitled to the interest payment as specified in the register, provided that proper transfer instructions have been received by the relevant record date; or

     - by transfer to DTC or its participants on behalf of beneficial owners if the subordinated debentures are held by DTC in global form.

     As long as the subordinated debentures are held of record by the property trustee of the Trust, payments of principal and interest will be made to any account designated by the property trustee.

     Payment of any interest on any subordinated debenture will be made to the person or entity in whose name the subordinated debenture is registered at the close of business on the record date for the interest payment date, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however, we will always be required to maintain a paying agent in each place of payment for the subordinated debentures.

     Any moneys deposited with the initial paying agent or any paying agent, or then held by us, in trust for the payment of the principal of or interest on any subordinated debenture and remaining unclaimed two years after such principal or interest has become due and payable shall, at our request, be repaid to us and the holder of the subordinated debenture shall thereafter look, as a general unsecured creditor, only to us for payment.

OPTION TO DEFER INTEREST PAYMENT DATE

     So long as no debenture event of default exists, we have the right under the indenture to defer the payment of interest on the subordinated debentures, at any time and from time to time, for no more than 20 consecutive quarters for each deferral period, provided that no deferral period shall end on a date other than an interest payment date or extend beyond December 31, 2029. At the end of a deferral period, we must pay all interest then accrued and unpaid (together with interest thereon at the rate of 9.50% per year, compounded quarterly from the relevant interest payment date, to the extent permitted by applicable law). During a deferral period, interest will continue to accrue, and holders of the capital securities or, if the subordinated debentures have been distributed to holders of the capital securities, holders of subordinated debentures, will be required to include that deferred interest in gross income for United States federal income tax purposes on an accrual method of accounting prescribed by the Internal Revenue Code of 1986 (the "Code") and Treasury regulation provisions on original issue discount prior to the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences--Original Issue Discount."

     During any such deferral period, we may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the capital stock of Arrow Financial, including the common stock of Arrow Financial;

     - make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any of debt securities of Arrow Financial that rank equal or junior to the subordinated debentures; or

     - make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries (including our guarantee of the capital securities of any other trust similar to the Trust and any other guarantees) if such guarantee ranks equal or junior to the subordinated debentures.

Notwithstanding the foregoing, during a deferral period we may make the following payments:

     - dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of Arrow Financial;

     - any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights pursuant thereto;

     -    payments under the guarantee;

     - as a result of a reclassification of the capital stock of Arrow Financial or the exchange or conversion of one class or series of the capital stock of Arrow Financial for another class or series of capital stock of Arrow Financial;

     - the purchase of fractional interests in shares of capital stock of Arrow Financial pursuant to the conversion or exchange provisions of such capital stock or the security being converted into or exchanged for such capital stock in a merger, consolidation or other business combination; and

     - purchases of common stock of Arrow Financial related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans.

     We do not currently intend to exercise our option to defer payments of interest on the subordinated debentures.

     Before the end of any deferral period, we may extend the deferral period, as long as no event of default exists and the extension does not cause the deferral period to exceed 20 consecutive quarterly periods, to end on a date other than an interest payment date or to extend beyond December 31, 2029. At the end of any deferral period and upon the payment of all then accrued and unpaid interest (together with interest thereon at the rate of 9.50% per year, compounded quarterly, to the extent permitted by applicable law), we may elect to begin a new deferral period, subject to the requirements set forth herein. No interest shall be due and payable during a deferral period until the deferral period ends. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election at least five business days before the earlier of:

     - the date the distributions on the capital securities and the common securities would have been payable except for the election to begin or extend such deferral period;

     - the date the administrative trustees are required to give notice to any securities exchange or automated quotation system on which the capital securities are listed or quoted or to holders of capital securities of the record date for such distributions; or

     - the date such distributions are payable, but at least five business days prior to the record date.

     The debenture trustee will notify holders of the capital securities of our election to begin or extend a deferral period.

     There is no limit on the number of times that we may elect to begin a deferral period.

OPTIONAL PREPAYMENT

     We may prepay the subordinated debentures, in whole or in part, at our option on or after December 31, 2004, subject to our receipt of any required regulatory approval, at an optional prepayment price equal to 100% of the principal amount of the subordinated debentures so prepaid plus accrued and unpaid interest thereon to the date of prepayment.

SPECIAL EVENT PREPAYMENT

     If there are changes in the bank regulatory, investment company or tax laws that adversely affect the status of the Trust, the capital securities or the subordinated debentures, we may, at our option, and subject to our receipt of any required regulatory approval, prepay the subordinated debentures, in whole but not in part, prior to December 31, 2004, at any time within 90 days after the change in the law. If we exercise our option to prepay the subordinated debentures under these circumstances, then the proceeds of that prepayment must be applied to redeem the capital securities at a price equal to 100% of the liquidation amount of the capital securities so redeemed, plus, in each case, accrued and unpaid distributions on the capital securities, if any, to the date of redemption. See "Description of Capital Securities--Redemption."

     A change in the bank regulatory law means our receipt of an opinion of experienced independent bank regulatory counsel that, as a result of

     - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of any applicable regulatory agency or authority; or

     - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations;

which amendment or change is effective or which pronouncement or decision is announced on or after the date the capital securities and the common securities were first issued, the capital securities do not constitute, or within 90 days of the opinion will not constitute, Tier 1 Capital under the FRB's regulatory capital guidelines for bank holding companies (or its then equivalent if we were subject to such capital requirement).

     A change in the investment company law means the receipt by us and the Trust of an opinion of experienced independent securities counsel that, as a result of:

     - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of any applicable regulatory agency or authority, or

     - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the capital securities and the common securities were first issued, the Trust is, or within 90 days of the date of the opinion will be, considered an investment company that is required to be registered under the Investment Company Act.

     A change in tax law means the receipt by us and the Trust of an opinion of experienced independent tax counsel that, as a result of:

     - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any political subdivision or taxing authority thereof or therein; or

     - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations;

which amendment or change is effective or which pronouncement or decision is announced on or after the date the capital securities were first issued, there is more than an insubstantial risk that:

     - the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to any income received or accrued on the subordinated debentures;

     - interest payable by us on the subordinated debentures is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

     - the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     Notice of any prepayment will be mailed to each holder of subordinated debentures to be prepaid, at its registered address, at least 30 days but not more than 60 days before the prepayment date. Unless we default in payment of the prepayment price, on and after the prepayment date, interest shall cease to accrue on the subordinated debentures called for prepayment.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a change in the tax law, we will pay as additional amounts on the subordinated debentures any amounts as may be necessary in order that the amount of distributions then due and payable by the Trust on the outstanding capital securities shall not be reduced as a result of any additional sums, including taxes, duties or other governmental charges, to which the Trust has become subject as a result of a change in the tax law.

CERTAIN COVENANTS BY US

     We covenant that we will not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the capital stock of Arrow
          Financial, including the common stock of Arrow
          Financial; or

     - make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of Arrow Financial that rank equal or junior to the subordinated debentures; or

     - make any guarantee payments with respect to any of our guarantees of the debt securities of any of our subsidiaries if such guarantee ranks equal or junior to the subordinated debentures,

if at such time:

     - we have actual knowledge that there is any event that is, or with the giving of notice or the lapse of time, or both, would be, a debenture event of default and we have not taken reasonable steps to cure; or

     - we are in default with respect to our payment of any obligations under the guarantee; or

     - we have given notice of our election to exercise our right to defer interest payments on the subordinated debentures as provided in the indenture and the deferral period, or any extension of the deferral period, is continuing.

Notwithstanding the foregoing, during a deferral period we may make the following payments:

     - dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of Arrow Financial;

     - any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

     -    payments under the guarantee;

     - as a result of a reclassification of the capital stock of Arrow Financial or the exchange or conversion of one class or series of the capital stock of Arrow Financial for another class or series of the capital stock of Arrow Financial;

     - the purchase of fractional interests in shares of capital stock of Arrow Financial pursuant to the conversion or exchange provisions of such capital stock or the security being converted into or exchanged for such capital stock in a merger, consolidation or other business combination; and

     - purchases of the common stock of Arrow Financial related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans.

     So long as the capital securities and common securities remain outstanding, we also covenant:

     - to maintain 100% direct ownership of the common securities; provided, however, that any of our permitted successors under the indenture may succeed to our ownership of the common securities;

     - to use reasonable efforts to cause the Trust to remain a business trust, except in connection with the distribution of subordinated debentures to the holders of capital securities in liquidation of the Trust, the redemption of all of the capital securities, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust;

     - to use reasonable efforts to cause the Trust to otherwise continue not to be classified as an association taxable as a corporation and to be classified as a grantor trust for United States federal income tax purposes;

     - to use reasonable efforts to cause each holder of capital securities to be treated as owning an undivided beneficial interest in the subordinated debentures; and

     - to not cause or permit, as sponsor of the Trust, the dissolution, winding up or liquidation of the Trust except as provided in the declaration of trust.

MODIFICATION OF INDENTURE

     From time to time, we, together with the debenture trustee, may, without the consent of the holders of subordinated debentures, amend the indenture for specified purposes, including, among other things, qualifying or maintaining the qualification of the indenture under the Trust Indenture Act and curing ambiguities, defects or inconsistencies, provided that any amendment in the indenture does not materially adversely affect the interest of the holders of subordinated debentures.

     The indenture permits us and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of subordinated debentures, to modify the indenture in a manner affecting the rights of the holders, except that no modification may, without the consent of all holders of outstanding subordinated debentures:

     - change the stated maturity date of the subordinated debentures;

     - reduce the principal amount of the subordinated debentures;

     -    reduce the amount payable on prepayment;

     - reduce the rate or extend the time of payment of interest except pursuant to our right under the indenture to defer the payment of interest (see "--
          Option to Extend Interest Payment Date");

     - make the principal of, or interest on, the subordinated debentures payable in any coin or currency other than that provided in the subordinated debentures;

     - impair or affect the right of any holder of subordinated debentures to institute suit for the payment thereof; or

     - reduce the percentage of the aggregate principal amount of the subordinated debentures the holders of which are required to consent to any such modification.

DEBENTURE EVENTS OF DEFAULT

     The indenture provides that any one or more of the following events constitutes a "debenture event of default," whatever the reason for the event of default and whether it is voluntary or involuntary or effected by operation of law or under any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

     - our failure for 30 days to pay any interest (including compounded interest and additional sums, if any) on the subordinated debentures or any other debentures when due (subject to the deferral of any interest due date in the case of a deferral period with respect to the subordinated debentures or other debentures as the case may be);

     - our failure to pay any principal on the subordinated debentures or any other debentures when due whether at maturity, upon prepayment, or otherwise;

     - our failure to observe or perform, in any material respect, any other covenant contained in the indenture for 90 days after written notice to us from the debenture trustee or to us and the debenture trustee from the holders of at least 25% in aggregate principal amount of outstanding subordinated debentures; or

     - certain events related to our bankruptcy, insolvency or reorganization.

     The holders of a majority in aggregate outstanding principal amount of the subordinated debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. The holders of a majority in aggregate outstanding principal amount of the subordinated debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the subordinated debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee.

     The holders of a majority in aggregate outstanding principal amount of the subordinated debentures affected may, on behalf of the holders of all the subordinated debentures, waive any past default, except:

     - a default in the payment of principal or interest, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee; or

     - a default in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of all holders of outstanding subordinated debentures.

     For purposes of determining after the exchange offer whether holders of subordinated debentures meet the requirements for any of the foregoing provisions, new subordinated debentures and any remaining outstanding original subordinated debentures will be treated as a single series.

     The indenture requires that we file with the debenture trustee a certificate annually as to the absence of defaults specified under the indenture.

     The indenture provides that the debenture trustee may withhold notice of a debenture event of default from the holders of the subordinated debentures if the board of directors of Arrow
Financial or an authorized committee of the board considers it in the interest of the holders to do so.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a debenture event of default exists that is attributable to our failure to pay the principal of or interest (including compounded interest and additional sums, if any) on the subordinated debentures on the due date, a holder of capital securities may institute a legal proceeding directly against us for the enforcement of payment to that holder of the principal of or interest on such subordinated debentures having a principal amount equal to the aggregate liquidation amount of the capital securities of that holder. We may not amend the indenture to remove this right to bring a direct legal action against us, without the prior written consent of the holders of all of the capital securities. Notwithstanding any payments that we make to a holder of capital securities in connection with such a direct legal action against us, we shall remain obligated to pay the principal of or interest (including compounded interest and additional sums, if any) on the subordinated debentures, and we shall be subrogated to the rights of the holders of the capital securities with respect to payments on the capital securities to the extent that we make any payments to a holder in any direct legal action against us.

     The holders of the capital securities will not be able to exercise directly any remedies, other than those described in the above paragraph, available to the holders of the subordinated debentures, unless an event of default exists under the declaration of trust. See "Description of Capital Securities-- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties to any person, and no person shall consolidate with or merge into us or convey, transfer or lease all or substantially all of its properties to us, unless:

     - in case we consolidate with or merge into another person or convey or transfer all or substantially all of our properties to any person, the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture with respect to the subordinated debentures; and

     - immediately after giving effect to the transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, exists; and

     - certain other conditions as prescribed in the indenture are met.

     The general provisions of the indenture do not afford holders of the subordinated debentures protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the subordinated debentures.

SATISFACTION AND DISCHARGE

     The indenture provides that when, among other things,

     - all subordinated debentures not previously delivered to the debenture trustee for cancellation have become due and payable or will become due and payable at maturity or called for prepayment within one year; and

     - we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal and interest (including compounded interest and additional sums, if any) to the date of the prepayment or to December 31, 2029, as the case may be;

then the indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel), and we will be deemed to have satisfied and discharged the indenture.

SUBORDINATION

     We have promised that any subordinated debentures issued under the indenture will be ranked junior to all of our senior indebtedness to the extent provided in the indenture. Upon any payment or distribution of our assets to creditors upon our liquidation, dissolution, winding up, or reorganization or any bankruptcy, insolvency, receivership or similar proceedings of us, the senior indebtedness must be paid in full before the holders of the subordinated debentures will be entitled to receive or retain any payment in respect thereof.

     If the maturity of subordinated debentures is accelerated, the holders of all senior indebtedness outstanding at such time will be entitled to receive payment in full of such senior indebtedness before the holders of subordinated debentures will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the subordinated debentures.

     No payments on account of principal or interest, if any, in respect of the subordinated debentures may be made if there is a default in any payment with respect to senior indebtedness, or an event of default exists with respect to any senior indebtedness that accelerates the maturity of the senior indebtedness, or if any judicial proceeding shall be pending with respect to the default.

     Indebtedness for money borrowed means any obligation of or any obligation guaranteed by us, to repay borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments; except that indebtedness for money borrowed does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

     Indebtedness ranking on a parity with the subordinated debentures means:

     - indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date that the indenture is executed, to the extent the indebtedness for money borrowed by its terms ranks equal to and not prior to the subordinated debentures in the right of payment upon the happening of our dissolution, winding-up, liquidation or reorganization; and

     - all other debt securities, and guarantees in respect of those debt securities, issued to any trust other than the Trust, or a trustee of the trust, partnership or other entity affiliated with us, that is our financing vehicle (a "financing entity"), in connection with the issuance by the financing entity of equity securities or other securities guaranteed by us pursuant to an instrument that ranks equal to the guarantee, including the guarantee issued with respect to the capital securities of the Trust. The securing of any indebtedness otherwise constituting indebtedness ranking on a parity with the subordinated debentures shall not be deemed to prevent such indebtedness from constituting indebtedness ranking on a parity with the subordinated debentures.

     Indebtedness ranking junior to the subordinated debentures means any indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date the indenture is executed, to the extent the indebtedness for money borrowed by its terms ranks junior to and not equal to or prior to the subordinated debentures (and any other indebtedness ranking on a parity with the subordinated debentures) in right of payment upon the happening of our dissolution, winding-up, liquidation or reorganization. The securing of any indebtedness for money borrowed otherwise constituting indebtedness ranking junior to the subordinated debentures shall not be deemed to prevent the indebtedness for money borrowed from constituting indebtedness ranking junior to the subordinated debentures.

     Senior indebtedness means all indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date the indenture is executed, except indebtedness ranking on a parity with the subordinated debentures or indebtedness ranking junior to the subordinated debentures, and any deferrals, renewals or extensions of the senior indebtedness.

     The indenture places no limitation on the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness constituting senior indebtedness. As a result of the regulatory restrictions placed on us, the subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries and future subsidiaries. For more information regarding the regulatory limitations applicable to dividends and other payments by our subsidiary banks, you should read "Risk Factors--Risks related to your investments in the capital securities - We will depend primarily on any dividends we may receive from our subsidiaries in making payments under the subordinated debentures, which could affect the payments made to you under the capital securities."

RESTRICTIONS ON TRANSFER

     The original subordinated debentures were issued and the new subordinated debentures will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 (100 subordinated debentures) and multiples of $1,000 in excess of $100,000. Any attempted transfer of subordinated debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of the subordinated debentures for any purpose, including but not limited to the receipt of payments on the subordinated debentures, and the purported transferee shall be deemed to have no interest whatsoever in the subordinated debentures.

GOVERNING LAW

     The indenture and the subordinated debentures will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     Following the exchange offer and the qualification of the indenture under the Trust Indenture Act, the debenture trustee will have and be subject to all the duties and responsibilities specified with respected to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the debenture trustee is not obligated to exercise any of its powers at the request of any holder of subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the indenture if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                    DESCRIPTION OF GUARANTEE

     Concurrently with the private offering and issuance by the Trust of the original (Series A) capital securities in December 1999, we executed and delivered our original (Series A) guarantee for the benefit of the holders of the original capital securities. Concurrently with the issuance by the Trust of the new (Series B) capital securities in connection with the exchange offer, we will execute and deliver our new (Series B) guarantee for the benefit of the holders of the new capital securities.
The Chase Manhattan Bank acts as guarantee trustee under the original guarantee and will act as guarantee trustee under the new guarantee. After the exchange offer, the guarantee trustee will hold the new guarantee for the benefit of the holders of the new capital securities, and if there are any remaining outstanding original capital securities, will hold the original guarantee for the benefit of the holders thereof. The new guarantee will be qualified under the Trust Indenture Act upon effectiveness of the registration statement of which this prospectus is a part. The original guarantee is not qualified under the Trust Indenture Act. Otherwise, the new guarantee is substantially identical to the original guarantee.

     This summary of the selected provisions of the guarantees does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Trust Indenture Act. References to the "guarantee" should be understood to include both the new guarantee and the original guarantee, unless the context clearly requires otherwise.

GENERAL

     We have agreed and will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the payments described below with respect to the capital securities to the extent not paid by the Trust. The payments that will be subject to the guarantee are:

     - any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Trust has funds legally available at that time;

     - the applicable redemption price with respect to the capital securities called for redemption, to the extent that the Trust has funds legally available at that time; and

     - upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the subordinated debentures to holders of the capital securities or the redemption of all capital securities), the lesser of (a) the liquidation distribution, to the extent the Trust has funds legally available at that time, and (b) the amount of assets of the Trust remaining available for distribution to holders of capital securities after satisfying the liabilities owed to the Trust's creditors, if any, as required by applicable law.

     The guarantee ranks subordinate and junior to all senior indebtedness to the extent provided therein. See "--Status of the Guarantee" for more information regarding the extent of our guarantee. Our obligation to make a guarantee payment may be satisfied by our direct payment of the required amounts to the holders of the capital securities or by causing the Trust to pay these amounts to the holders of the capital securities.

     The guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the capital securities, but will apply only to the extent that the Trust has funds sufficient to make these payments. If we do not make interest payments on the subordinated debentures held by the Trust, the Trust will not be able to pay you distributions on the capital securities. Please refer to the "Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee" section of this prospectus.

     The guarantees do not limit us or our subsidiaries from incurring or issuing other secured or unsecured debt, including senior indebtedness. We expect that we will incur additional indebtedness and that our subsidiaries will also incur additional liabilities.

     Arrow Financial will, through the guarantee, the declaration of trust, the subordinated debentures and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the capital securities on a subordinated basis. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes that guarantee. Only the combined operation of these documents provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the capital securities. You should refer to "Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee" for more information about our guarantee.

     The holders of at least a majority in aggregate liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of our guarantee or to direct the exercise of any trust power conferred upon the guarantee trustee under our guarantee. Any holder of the capital securities may institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

     If we default on our obligation to pay amounts payable under the subordinated debentures, the Trust will lack funds for the payment of distributions or amounts payable on redemption of the capital securities or otherwise, and the holders of the capital securities will not be able to rely upon the guarantee for payment of such amounts. Instead, if a debenture event of default exists that is attributable to our failure to pay principal of or interest on the subordinated debentures on a payment date, then any holder of capital securities may institute a legal proceeding directly against us pursuant to the terms of the indenture for enforcement of payment to that holder of the principal of or interest on subordinated debentures having an aggregate principal amount equal to the aggregate liquidation amount of the capital securities of that holder. We will not be liable under the guarantee to the extent that we make any payment to the holder of capital securities in such a direct legal action. Except for this right to bring a direct legal action, holders of capital securities will not be able to exercise directly any other remedy available to the holders of the subordinated debentures or assert directly any other rights in respect of the subordinated debentures. The declaration of trust provides that each holder of capital securities by accepting the capital securities agrees to the provisions of the guarantee and the indenture.

STATUS OF THE GUARANTEE

     The guarantee constitutes an unsecured obligation of Arrow and will rank subordinate and junior in right of payment to all senior indebtedness in the same manner as the subordinated debentures. See "Description of Subordinated Debentures-- Subordination." In addition, because we are a bank holding company, our right to participate in any distribution of the assets of either Glens Falls National or Saratoga National upon the liquidation or reorganization of either such subsidiary is subject to the prior claims of its respective creditors (including its depositors), except to the extent we may be recognized as a creditor of such subsidiary. Accordingly, our obligations under the guarantee effectively are subordinated to all existing and future general creditors of our subsidiaries (including depositors of Glens Falls National and Saratoga National). As a result, claimants should look only to our assets for payments under the guarantee. The guarantee ranks equal to all other guarantees with respect to preferred beneficial interests issued by other similar trusts established by us. See "Description of Subordinated Debentures--General" for more information.

     The guarantee of the Trust's capital securities does not limit the amount of secured or unsecured debt, including senior indebtedness, that we or any of our subsidiaries may incur. We expect from time to time that we will incur additional indebtedness and that our subsidiaries will also incur additional liabilities. The guarantee constitutes a guarantee of payment and not of collection, enabling the guaranteed parties to institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against any other person or entity. The guarantee is held for the benefit of the holders of the capital securities. The guarantee will not be discharged, except by payment of the guarantee payments in full to the extent that the Trust has not paid the holders of the capital securities, or upon distribution of the subordinated debentures to such holders.

EFFECT OF THE EXCHANGE OFFER ON THE ORIGINAL GUARANTEE

     If not all the original capital securities are exchanged for new capital securities in the exchange offer, the original guarantee will not terminate, but will continue to guarantee our obligations for the benefit of the holders of the original capital securities. The original guarantee will terminate upon:

     - full payment of the applicable redemption price of the original capital securities;

     - full payment of the liquidation amount payable upon liquidation of the Trust; or

     - distribution of original subordinated debentures to the holders of the original capital securities.

The original guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the original capital securities must restore payment of any sums paid under the original capital securities or the original guarantee.

RESTRICTIONS ON CERTAIN PAYMENTS

     In the guarantee, we covenant that, so long as any capital securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the guarantee or the declaration of trust, then we will not

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any capital stock of Arrow Financial (including common and preferred stock);

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of the debt securities of Arrow Financial (including any other debentures) that rank equal with or junior in right of payment to the subordinated debentures; or

     - make any guarantee payments with respect to any guarantee by us of the debt securities of any subsidiary of ours (including any other guarantees) if such guarantee ranks equal with or junior in right of payment to the subordinated debentures.

Notwithstanding the foregoing, during a deferral period we may make the following payments:

     - dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, the common stock of Arrow Financial;

     - any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

     -    payments under the guarantee;

     - as a result of a reclassification of the capital stock of Arrow Financial or the exchange or conversion of one class or series of the capital stock of Arrow Financial for another class or series of the capital stock of Arrow Financial;

     - the purchase of fractional interests in shares of capital stock of Arrow Financial pursuant to the conversion or exchange provisions of such capital stock or the security being converted into or exchanged for such capital stock in a merger, consolidation or other business combination; and

     - purchases of the common stock of Arrow Financial related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans.

EVENTS OF DEFAULT

     There will be an event of default under the guarantee if we fail to perform any of our payment or other obligations under the guarantee; except that with respect to a default in payment of any guarantee payment, we shall have received notice of default and shall not have cured the default within 60 days after receipt of the notice. The holders of at least a majority in liquidation amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of our guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under our guarantee with, after the exchange offer, the new capital securities and any remaining outstanding original capital securities to be treated as a single series.

     Any holder of the capital securities may institute a legal proceeding directly against us to enforce the rights of the holders of the capital securities under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

     We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under the guarantee.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the capital securities (in which case no vote will be required), the guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding capital securities, with, after the exchange offer, the new capital securities and any remaining outstanding original capital securities to be treated as one series. You should read "Description of Capital Securities--Voting Rights; Amendment of the Declaration of Trust" for more information about the manner of obtaining the holders' approval. The guarantee and all agreements contained in the guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the capital securities then outstanding.

TERMINATION OF THE GUARANTEE

     Our guarantee will terminate and be of no further force and effect upon:

     - full payment of the applicable redemption price of all outstanding capital securities,

     - full payment of the liquidation amount payable upon liquidation of the Trust, or

     - distribution of subordinated debentures to the holders of the capital securities upon dissolution of the Trust.

     Our guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities must restore payment of any sums paid under the capital securities or the guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The property trustee of the Trust shall act as the guarantee trustee, except if we default under the guarantee. The guarantee trustee will undertake to perform only such duties as are specifically set forth in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of its powers at the request of any holder of the capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

GOVERNING LAW

     The guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

           RELATIONSHIP AMONG THE CAPITAL SECURITIES,
          THE SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE TO THE EXTENT THAT THE TRUST HAS
FUNDS LEGALLY AVAILABLE TO PAY DISTRIBUTIONS

     We at Arrow Financial irrevocably guarantee payments of distributions and other amounts due on the capital securities to the extent the Trust has funds legally available to pay distributions, as described under "Description of Guarantee." However, our obligations under the subordinated debentures, the indenture and the declaration of trust, taken together with our obligations under the guarantee, provide a full, irrevocable and unconditional guarantee of the Trust's payments of distributions and other amounts due on the capital securities on a subordinated basis. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee by us at Arrow Financial of the Trust's obligations under the capital securities. This full, irrevocable and unconditional guarantee, however, is subordinate and junior to all of our senior indebtedness, as defined in the indenture, the declaration of trust and the guarantee.

     If and to the extent that we do not make the required payments on the subordinated debentures, the Trust will not have sufficient funds to make its related payments, including distributions on the capital securities. Our guarantee will not cover any payments when the Trust does not have sufficient funds legally available to make those payments. Your remedy, as a holder of capital securities, is to institute a legal proceeding directly against us.

SUFFICIENCY OF PAYMENTS

     As long as we pay the interest and other payments when due on the subordinated debentures (including, after the exchange offer, both the new subordinated debentures and any remaining outstanding original subordinated debentures), the Trust will have sufficient funds to cover distributions and other payments due on the capital securities (including, after the exchange offer, both the new capital securities and any remaining outstanding original capital securities), primarily because:

     - the aggregate principal amount or prepayment price of the subordinated debentures outstanding from time to time will always equal the aggregate liquidation amount or redemption price, as applicable, of the capital securities;

     - the interest rate and interest payment dates and other payment dates on the subordinated debentures will match the distribution rate and distribution payment dates and other payment dates for the capital securities;

     - as sponsor, we will pay for all and any costs, expenses and liabilities of the Trust, except for the Trust's obligations to holders of the capital securities; and

     - the declaration of trust provides that the Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     You, as a holder of the capital securities, may institute a legal proceeding directly against us to enforce your rights under our guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

     A default or event of default under any senior indebtedness would not constitute a default or event of default under the declaration of trust. However, if there are payment defaults under, or accelerations of, senior indebtedness, the subordination provisions of the indenture provide that we cannot make payments in respect of the subordinated debentures until we have paid the senior indebtedness in full or we have cured any payment default or a payment default has been waived. Our failure to make required payments on subordinated debentures would constitute an event of default under the declaration of trust.

LIMITED PURPOSE OF THE TRUST

     The capital securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling its capital and common securities, with the proceeds therefrom to be used exclusively to acquire our subordinated debentures. The only additional permitted activities of the Trust are those other activities necessary, advisable or incidental to the issuance and sale of its securities. A principal difference between the rights of a holder of a capital security and a holder of a subordinated debenture is that a holder of a subordinated debenture will be entitled to receive from us the principal amount of and interest on the subordinated debenture held, while a holder of a capital security is entitled to receive distributions from the Trust (or, in certain circumstances, from us under our guarantee) if and to the extent the Trust has funds legally available to pay the distributions on the capital security held.

RIGHTS UPON DISSOLUTION

     Unless the subordinated debentures are distributed to the holders of the capital securities, if the Trust is voluntarily or involuntarily dissolved, wound-up or liquidated, after satisfying the liabilities owed to the Trust's creditors as required by applicable law, the holders of the capital securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of Capital Securities--Liquidation of the Trust and Distribution of Subordinated Debentures" for more information.

     If we are voluntarily or involuntarily liquidated or placed in bankruptcy, the property trustee, as the holder of the subordinated debentures, would be one of our subordinated creditors, subordinated in right of payment to all senior indebtedness, but entitled to receive payment in full of principal and interest, before any of our shareholders receive payments or distributions. Since we will be the guarantor under the guarantee and have agreed to pay all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its capital securities), the positions of a holder of capital securities and a holder of subordinated debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

             CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Stinson, Mag & Fizzell, P.C., special federal income tax counsel to Arrow Financial and the Trust, the following describes the material United States federal income tax consequences to holders of original capital securities of their exchange of such securities for new capital securities under the exchange offer. Also set forth below is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of capital securities held as capital assets by holders who purchased original capital securities upon the initial offering and issuance of such securities, whether or not they are exchanged for new capital securities in the exchange offer.

     This summary addresses only the United States federal income tax consequences to persons that acquired original capital securities in the original offering and issuance thereof at the original issue price and that hold the original capital securities and any new capital securities received in exchange therefor under the exchange offer as capital assets. This summary does not address all tax consequences that may be applicable to beneficial owners of capital securities and does not address the tax consequences to holders subject to special tax regimes (like banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that hold capital securities as a position in a "straddle," as part of a "synthetic security" or "hedge" or as part of a "conversion transaction" or other integrated investment). This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may apply to capital securities. This discussion is addressed to a U.S. Holder, which is defined as a beneficial owner of capital securities that, for United States federal income tax purposes, is (or is treated as)

     -    a citizen or individual resident of the United States,

     - a corporation or partnership (or entity treated for federal income tax purposes as a corporation or partnership) created or organized in or under the laws of the United States or any political subdivision thereof,

     - an estate the income of which is includible in gross income for United States federal income tax purposes without regard to its source, or

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the ability to control all substantial decisions of the trust.

     This summary does not address the tax consequences to any shareholder, partner or beneficiary of a holder of a capital security. This summary is based on the Internal Revenue Code, as amended, Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Stinson, Mag & Fizzell, P.C. is not binding on the Internal Revenue Service (the "IRS") or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the matters described herein and no assurance can be given that the IRS will not take contrary positions. We can give no assurance that the opinions expressed herein will not be challenged by the IRS or, if challenged, that the challenge will not be successful.

EXCHANGE OF CAPITAL SECURITIES

     The exchange by any holder of one or more original capital securities of such original capital securities for new capital securities under the exchange offer should not be a taxable event to such holder for United States federal income tax purposes. Such exchange should not be treated as an "exchange" for United States federal income tax purposes because the new capital securities should not be considered to differ materially in kind or extent from the original capital securities and because the exchange will occur by operation of the terms of the original capital securities. Accordingly, the new capital securities should have the same issue price as the original capital securities, and a holder should have the same adjusted tax basis and holding period in the new capital securities as the holder had in the original capital securities immediately before the exchange.

CLASSIFICATION OF THE SUBORDINATED DEBENTURES

     We have taken the position that the subordinated debentures should be classified for United States federal income tax purposes as our indebtedness. Stinson, Mag & Fizzell, P.C. is of the opinion that, under then current law, based on the representations, facts and assumptions set forth in this prospectus and certain assumptions and qualifications referenced in the opinion, and assuming full compliance with the terms of the indenture (and other relevant documents), the subordinated debentures should be characterized for United States federal income tax purposes as our indebtedness. We, together with the Trust and the holders of the capital securities (by acceptance of a beneficial interest in a capital security) have agreed to treat the subordinated debentures as indebtedness of Arrow Financial for all United States federal income tax purposes. We cannot be sure that this position will not be challenged by the IRS or, if challenged, that the challenge will not be successful. The remainder of this discussion assumes that the subordinated debentures will be classified as indebtedness of Arrow Financial for United States federal income tax purposes.

CLASSIFICATION OF THE TRUST

     In connection with the offering and issuance of the capital securities in December, 1999, Stinson, Mag & Fizzell, P.C. was of the opinion that, under then current law and assuming full compliance with the terms of the declaration of trust and the indenture (and certain other documents), and based on certain facts and assumptions contained in the opinion, the Trust would be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, the Trust would not be subject to United States federal income tax, and each holder of a capital security would be required to include in its gross income any interest (or accrued original issue discount) with respect to its allocable share of the subordinated debentures. In connection with the exchange offer, Stinson, Mag & Fizzell, P.C. has reiterated its earlier opinion on such matters as accurate under current law as of the date of this prospectus, assuming full compliance with the terms of the declaration of trust and the indenture (and certain other documents) and based on certain facts and assumptions as contained in the reiterated opinion.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     The subordinated debentures generally provide for quarterly payments of interest. Under the indenture, we have the right to defer the payment of interest on the subordinated debentures at any time or from time to time for one or more deferral periods not exceeding 20 consecutive quarterly periods each, provided that no deferral period shall end on a date other than an interest payment date or extend beyond December 31, 2029. Due to that right, the subordinated debentures may be treated as issued with original issue discount, unless the terms and conditions of the subordinated debentures make the likelihood of exercise of the deferral option remote. Under the Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount. Although there is no authority directly on point and an issue exists as to whether factors making deferral remote are terms and conditions of the subordinated debentures, we believe that the likelihood that we would exercise our option to defer payments of interest is "remote" since exercising that option would, among other things, prevent us from declaring dividends on any class of our equity securities. Accordingly, we have taken the position and continue to take the position that the subordinated debentures will not be considered to be issued with original issue discount and, accordingly, stated interest on the subordinated debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

     Under the Treasury regulations, if we were to exercise our option to defer payments of interest, the subordinated debentures would at that time be treated as issued with original issue discount, and all stated interest on the subordinated debentures would thereafter be treated as original issue discount as long as the subordinated debentures remain outstanding. If this occurred, all of a holder's interest income with respect to the subordinated debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of a capital security would be required to include in gross income original issue discount even though we would not make actual cash payments during a deferral period. The amount of such includible original issue discount could be significant.

     Also, under the Treasury regulations, if the option to defer the payment of interest were determined not to be "remote," the subordinated debentures would be treated as having been originally issued with original issue discount. In such event, a holder would be required to include in gross income an amount of original issue discount each taxable year that approximates the amount of interest that accrues on the subordinated debentures at the stated interest rate, regardless of such holder's method of tax accounting, and actual cash payments of interest on the subordinated debentures would not be separately includible in gross income.

     These Treasury regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein.

     Because income on the capital securities will constitute interest or original issue discount, corporate holders of the capital securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the capital securities.

RECEIPT OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF
THE TRUST

     We have the right at any time to liquidate the Trust and cause the subordinated debentures to be distributed to the holders of the capital securities. Under current law, the liquidation of the Trust and the distribution of the subordinated debentures to trust security holders, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and the aggregate tax basis of each holder in the subordinated debentures received by such holder would be equal to the holder's aggregate tax basis in those capital securities surrendered. A holder's holding period in the subordinated debentures received in liquidation of the Trust would be no shorter than the period during which the capital securities were held by that holder.

     If the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of subordinated debentures may constitute a taxable event to holders of capital securities, and a holder's holding period in subordinated debentures would begin on the date such subordinated debentures were received.

     The subordinated debentures may be prepaid in cash, and the proceeds of that prepayment would be distributed to holders in redemption of their capital securities. Under current law, that redemption would constitute, for United States federal income tax purposes, a taxable disposition of the redeemed capital securities, the tax consequences of which are described below under "--Sales or Redemptions of Capital Securities."

SALES OR REDEMPTIONS OF CAPITAL SECURITIES

     On a sale or redemption of a capital security for cash, a holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital security and the amount realized on the sale or redemption of that capital security. If the rules regarding original issue discount do not apply, a holder's adjusted basis in a capital security generally will be its initial purchase price. If new capital securities have been received in exchange for original capital securities under the exchange offer and such exchange is not treated as an "exchange" (see "--Exchange of Capital Securities"), the holder's adjusted basis of the new capital security will be the initial purchase price paid for the original capital security. If the holder uses an accrual method of accounting, the holder will have a basis in any accrued but unpaid interest. If the rules regarding original issue discount apply, a holder's adjusted basis in a capital security generally will be its initial purchase price increased by any original issue discount previously included in the holder's gross income to the date of disposition and decreased by any payments received on the capital security. Gain or loss recognized on a sale or redemption of a capital security will be capital gain or loss, if the capital security is held as a capital asset by you. Capital gain recognized by an individual in respect of a capital security held for more than one year as of the date of sale or redemption is subject to a maximum United States federal income tax rate of 20 percent.

     The capital securities may trade at a price that discounts any accrued but unpaid interest on the subordinated debentures. Therefore, the amount realized by a holder who disposes of a capital security between distribution payment dates and whose adjusted basis in the capital security has been increased by the amount of any accrued but unpaid original issue discount (or interest) may be less than the holder's adjusted basis in the capital security. A holder's basis in a capital security could be increased either under the rules regarding original issue discount or, if those rules do not apply, in the case of a holder that uses an accrual method of accounting, under the accrual accounting rules. In that case, the holder will recognize a capital loss. Subject to a limited exception in the case of individual taxpayers, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of interest, including original issue discount, accrued on capital securities held of record by U.S. persons (other than corporations and other exempt holders) will be reported to the IRS. "Backup" withholding at a rate of 31 percent will apply to payments of interest to non-exempt U.S. persons unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that the number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

     Payment of the proceeds from the disposition of capital securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

     Any amount withheld from a holder under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

INFORMATION REPORTING TO HOLDERS

     It is anticipated that income on capital securities will be reported to holders on Form 1099 (or any successor form) and mailed to holders of capital securities by January 31 following each calendar year.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF YOUR ACCEPTANCE OF THE EXCHANGE OFFER, AS WELL AS OF YOUR PURCHASE, OWNERSHIP AND DISPOSITION OF A CAPITAL SECURITY, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                      ERISA CONSIDERATIONS

     The primary purpose of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") is to protect the interests of participants in employee benefit plans by mandating standards of conduct, obligations and responsibilities for the people who serve as the fiduciaries of these plans. A person will be considered to be a fiduciary with respect to an employee benefit plan under ERISA to the extent that he or she exercises discretionary authority over the management or the investment of the plan's assets. Accordingly, before investing the assets of an employee benefit plan in capital securities, a fiduciary is required to determine whether the investment satisfies the prudence and diversification requirements of ERISA and whether the investment, itself, is permitted under the plan's governing documents.

     Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans, as well as individual retirement accounts subject to Section 4975 of the Code, from engaging in certain transactions involving "plan assets" with persons who are "parties-in-interest" under ERISA or "disqualified persons" under the Code with respect to the plan. Violation of the "prohibited transaction" rules will result in the imposition of an excise tax or other liabilities on the "parties-in-interest" or the "disqualified persons," as applicable, unless exemptive relief is available under a statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or
Section 4975 of the Code; however, governmental plans may be subject to similar provisions under applicable state laws.

     The U.S. Department of Labor has issued special regulations governing certain investments by employee benefits plans covered by ERISA. These regulations are known as the "Plan Asset Regulations." Under these Regulations, the assets of the Trust are deemed to be the assets of the employee benefit plan for purposes of ERISA and Section 4975 of the Code if the plan's assets have been used to acquire an equity interest in the Trust and no exception under the Plan Asset Regulations applies to the transaction. An "equity interest" is defined in the Plan Asset Regulations to specifically include a beneficial interest in a trust such as the Trust.

     The Plan Asset Regulations do, however, contain certain exceptions to this general rule. Under one exception, the assets of the Trust are not deemed to be the "plan assets" of the investing plans if, at all times, less than 25% of the value of each class of equity interest in the Trust is held by all employee benefit plans, including, for this purpose, employee benefit plans not subject to ERISA or Section 4975 of the Code, such as governmental, church and foreign plans, and any other plans whose assets qualify as "plan assets" under the Plan Asset Regulations (collectively, the "Benefit Plan Investors"). Alternatively, the assets of the Trust are not deemed to be "plan assets" of the investing plans if the capital securities constitute "publicly-offered securities" within the meaning of the Plan Asset Regulations. Benefit Plan Investors should be aware that although these exceptions exist, we cannot give Benefit Plan Investors any assurance that the aggregate value of the capital securities held by Benefit Plan Investors is now, or will be at any subsequent time, less than 25% of the aggregate value of all outstanding capital securities. In addition, no assurance can be given that the capital securities generally, or the new (Series B) capital securities offered in this prospectus, constitute or will constitute "publicly-offered securities" within the meaning of the Plan Asset Regulations.

     By operation of the Plan Asset Regulations, certain transactions involving the Trust and an employee benefit plan may be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code. A direct or indirect prohibited transaction may occur if the assets of the Trust are deemed to be the "plan assets" of the plan investing in the Trust. For example, if Arrow Financial were a party-in-interest with respect to a plan (either directly or by reason of its ownership of our stock), an extension of credit between us and the Trust (as represented by the subordinated debentures and the guarantee) would occur which is likely to be prohibited by
Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief is available. In addition, if Arrow Financial qualifies as a fiduciary with respect to the Trust as a result of certain powers it holds under the indenture (such as the power to remove and replace the property trustee and the administrative trustees), it is possible that the optional redemption or acceleration of the subordinated debentures would be considered to be prohibited transactions under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid engaging in these prohibited transactions, each investing plan, by purchasing capital securities, will be deemed to have directed the Trust to invest in the subordinated debentures and to have appointed the property trustee.

     The DOL has issued five separate prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief to an employee benefit plan for direct or indirect prohibited transactions that may arise from the plan's purchase or holding of the capital securities. The available PTCE's include:

     - PTCE 96-23, which may be applicable for certain transactions involving in-house asset managers;

     - PTCE 95-60, which may be applicable for certain transactions involving insurance company general accounts;

     - PTCE 91-38, which may be applicable for certain transactions involving bank collective investment funds;

     - PTCE 90-1, which may be applicable for certain transactions involving insurance company separate accounts; and

     - PTCE 84-14, which may be applicable for certain transactions involving independent qualified asset managers.

Because the capital securities may be deemed to be equity interests in Arrow Financial for purposes of applying ERISA and
Section 4975 of the Code, these capital securities may not be purchased or held by any employee benefit plan ("Plan"), any entity whose underlying assets include "plan assets" by reason of any plan's investment in the entity (a "Plan Asset Entity") or any person investing the "plan assets" of any plan, unless the purchaser or holder is exempt from all of ERISA's prohibited transaction rules because of the relief provided under one of the PTCE's identified above or another applicable exemption. Any purchaser or holder of capital securities (or any interest in such securities) will be deemed to have represented, through the fact of the purchase and holding of the capital securities, that the purchaser either (a) is not a Plan or a Plan Asset Entity and is not purchasing the capital securities on behalf of, or with the "plan assets" of, any Plan or (b) is exempt from ERISA's prohibited transaction rules because of the relief provided under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. If a Plan or Plan Asset Entity purchases or holds capital securities and elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, we, together with the
Trust, may require an opinion of legal counsel or other satisfactory evidence that such exemption is available.

     Due to the complexity of these rules and the penalties that may be imposed on persons involved in non-exempt prohibited transactions, it is critical that Plan fiduciaries consult with legal counsel regarding the consequences that may result if the assets of the Trust are deemed to be the "plan assets" of the Plan by operation of the Plan Asset Regulations and the exemptive relief, described above, is not available.

     THE DISCUSSION OF ERISA IN THIS PROSPECTUS IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL INCLUSIVE. ANY FIDUCIARY OF A PLAN, IRA, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING THAT HAS INVESTED IN CAPITAL SECURITIES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF THE INVESTMENT AND WHETHER THE PLAN OR IRA CAN MAKE THE REPRESENTATIONS NOTED ABOVE.

     FURTHERMORE, THE SALE OF CAPITAL SECURITIES TO PLANS AND IRA'S OR THE ISSUANCE OF NEW CAPITAL SECURITIES TO PLANS AND IRA'S UNDER THE EXCHANGE OFFER IS IN NO RESPECT A REPRESENTATION BY THE TRUST, ARROW FINANCIAL, THE PROPERTY TRUSTEE OR ANY DIRECTOR, EMPLOYEE, AGENT OR SHAREHOLDER OF ANY OF THE FOREGOING THAT THE CAPITAL SECURITIES MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS AND IRA'S GENERALLY OR ANY PARTICULAR PLAN, OR THAT THE CAPITAL SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS AND IRA'S GENERALLY OR ANY PARTICULAR PLAN OR IRA.

                      PLAN OF DISTRIBUTION

     Each broker-deal that receives new capital securities for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new capital securities. This prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers during the period referred to below in connection with resales of new capital securities received in exchange for original capital securities if the original capital securities were acquired by the broker-dealer for their own accounts as a result of market-making activities or other trading activities. Arrow Financial and the Trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new capital securities for a period ending 90 days after the expiration date of the exchange offer, subject to extension under the limited circumstances described in this prospectus. This period will end sooner if the broker-dealer disposes of all its new capital securities. However, a broker-dealer who intends to use this prospectus in connection with the resale of new capital securities received in exchange for original capital securities under the exchange offer must notify us on or prior to the expiration date that it acquired its capital securities for its own account as a result of market-making or other trading activities. This notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent. See "The Exchange Offer--Resale of New Capital Securities."

     Neither Arrow Financial nor the Trust will receive any cash proceeds from the issuance of the new capital securities offered by this prospectus. New capital securities received by broker-dealers for their own accounts in connection with the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new capital securities or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new capital securities.

     Any broker-dealer that resells new capital securities that were received by it for its own account in connection with the exchange offer and any broker or dealer that participates in a distribution of new capital securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on any resale of new capital securities and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" with the meaning of the Securities Act of 1933.

                          LEGAL MATTERS

     Certain legal matters, including matters relating to United
States federal income tax considerations described in this prospectus, will be passed upon for us by Stinson, Mag & Fizzell, P.C.

                             EXPERTS

     The consolidated financial statements of Arrow Financial Corporation and subsidiaries as of December 31, 1999, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1999, included and incorporated by reference in this prospectus have been audited by KPMG LLP, independent auditors, as stated in their report, which is included and incorporated herein by reference, upon the authority of said firm as experts in accounting and auditing.

                        TABLE OF CONTENTS

                                                               PAGE

ADDITIONAL INFORMATION WE HAVE INCORPORATED IN THE PROSPECTUS    4
WHERE YOU CAN FIND MORE INFORMATION                              5
FORWARD-LOOKING STATEMENTS RELATING TO FUTURE PERFORMANCE OR
  EXPECTATIONS                                                   6
SUMMARY INFORMATION                                              7
SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)        13
RISK FACTORS                                                    14
ARROW FINANCIAL CORPORATION                                     22
MANAGEMENT                                                      24
ARROW CAPITAL TRUST I                                           25
USE OF PROCEEDS                                                 26
ACCOUNTING TREATMENT                                            27
THE EXCHANGE OFFER                                              28
DESCRIPTION OF NEW SECURITIES; COMPARISON TO
  ORIGINAL SECURITIES                                           37
DESCRIPTION OF CAPITAL SECURITIES                               38
DESCRIPTION OF SUBORDINATED DEBENTURES                          52
DESCRIPTION OF GUARANTEE                                        63
RELATIONSHIP AMONG THE CAPITAL SECURITIES,
  THE SUBORDINATED DEBENTURES AND THE GUARANTEE                 67
CERTAIN FEDERAL INCOME TAX CONSEQUENCES                         69
ERISA CONSIDERATIONS                                            73
PLAN OF DISTRIBUTION                                            75
LEGAL MATTERS                                                   75
EXPERTS                                                         75
TABLE OF CONTENTS                                               76



DEALER PROSPECTUS DELIVERY OBLIGATION. Until August 30, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Sections 721-725 of the New York Business Corporation Law generally provide for or permit a corporation to indemnify the directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.

     The Registrant's Certificate of Incorporation provides that directors and officers of the Registrant shall be indemnified, to the fullest extent permitted by the Business Corporation Law, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by them in connection with actions to which they are, or are threatened to be made, parties. If a director or officer is not successful in the defense of an action, he is entitled to indemnification, under the Registrant's Certificate of Incorporation and the relevant provisions of law, if ordered by a court or if the Board of Directors, acting upon the written opinion of independent legal counsel, determines that the director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the Registrant, and, in criminal actions, had no reasonable cause to believe his conduct was unlawful. In connection with actions by or in the right of the Registrant (derivative suits) as to which the director or officer is not successful, indemnification is permitted for expenses and amounts paid in settlement only if and to the extent that a court of competent jurisdiction deems proper, and indemnification for adverse judgments is not permitted.

     Under the Registrant's Certificate of Incorporation and applicable provisions of law, the Board of Directors or the Registrant may advance expenses to a director or officer before final disposition of an action or proceeding upon receipt of an undertaking by the director or officer to repay the amount advanced if he is ultimately found not to be entitled to indemnification with respect thereto.

     The Registrant's Certificate of Incorporation also provides that to the fullest extent permitted by law, subject only to the express prohibitions on limitation of liability set forth in
Section 402(b) of the Business Corporation Law, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for any breach of duty as a director.

     Pursuant to policies of directors' and officers' liability insurance with total annual limits of $7.5 million the directors and officers of the Registrant and its subsidiary banks are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers of such entities.


Item 21(a). EXHIBITS

          The following exhibits were filed with the registration statement as initially filed on April 18, 2000, except as otherwise noted.

  EXHIBIT NO.  DESCRIPTION

     4.1       Indenture, dated as of December 13, 1999, between
               Arrow Financial Corporation and The Chase
               Manhattan Bank, as Debenture Trustee, relating to
               Junior Subordinated Deferrable Interest
               Debentures.

     4.2       Form of Certificate of 9.50% Series B Junior
               Subordinated Deferrable Interest Debenture.

     4.3       Certificate of Trust of Arrow Capital Trust I.

     4.4 Declaration of Trust of Arrow Capital Trust I, dated as of November 19, 1999.

     4.5       Amended and Restated Declaration of Trust of Arrow
               Capital Trust I, dated as of December 13, 1999.
               (Previously filed as Exhibit 10.20 to Arrow Financial Corporation's Annual Report on Form 10-K filed
               March 23, 2000, and incorporated herein
               by reference.)

     4.6       Terms of Series A/Series B Capital Securities and
               Common Securities.

     4.7       Form of 9.50% Series B Capital Security
               Certificate.

     4.8 Form of Series B Capital Securities Guarantee Agreement between Arrow Financial Corporation and The Chase Manhattan Bank, as Guarantee Trustee, relating to 9.50% Series B Capital Securities.

     5.1 Opinion of Stinson, Mag & Fizzell, P.C. as to the validity of the 9.50% Series B Capital Securities, the 9.50% Series B Junior Subordinated Deferrable Interest Debentures and the Series B Capital Securities Guarantee to be issued by Arrow Financial Corporation.

     8 Opinion of Stinson, Mag & Fizzell, P.C. as to certain federal income tax matters.

     23.1      Consent of KPMG LLP.

     23.2      Consent of  Stinson, Mag & Fizzell, P.C.
               (contained in Exhibit 5.1).

     24 Power of Attorney (on signature page of registration statement as initially filed).

     25.1      Form T-1 Statement of Eligibility of The Chase
               Manhattan Bank to act as Debenture Trustee under the Indenture.

     25.2      Form T-1 Statement of Eligibility of The Chase
               Manhattan Bank to act as Property Trustee under the Amended and Restated Declaration of Trust of Arrow Capital Trust I.

     25.3      Form T-1 Statement of Eligibility of The Chase
               Manhattan Bank to act as Guarantee Trustee under the Series B Capital Securities Guarantee
               Agreement for the benefit of the holders of 9.50%
               Series B Capital Securities.

     99.1      Form of Letter of Transmittal.

     99.2      Form of Notice of Guaranteed Delivery.

     99.3      Form of Exchange Agent Agreement.

     99.4 Proxy Statement and attached materials to be delivered with the prospectus included in this registration statement (Part I).<F*>

     99.5 Proxy Statement and attached materials to be delivered with the prospectus included in this registration statement (Part II).<F*>

________________
[FN]
<F*>
Filed with this Pre-Effective Amendment No. 1.

Item 21(b). Financial Statement Schedules

     Schedules are omitted because equivalent information, as found on Form 10-K for the year ended December 31, 1999, has been incorporated by reference herein.

Item 22. Undertakings

The undersigned registrant hereby undertakes

     (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant tot he foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Pre-Effective Amendment No. 1 to Form S-4 Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Glens Falls, State of New York on April 27, 2000.

ARROW FINANCIAL CORPORATION                  ARROW CAPITAL TRUST I
(Registrant)                                 (Registrant)



By: /s/ Thomas L. Hoy                        By:  /s/ Thomas L. Hoy
     Thomas L. Hoy                                 Thomas L. Hoy,
     President and Chief Executive Officer         Administrative Trustee


                                             By:  /s/ John J. Murphy
                                                   John J. Murphy,
                                                   Administrative Trustee

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Form S-4 Registration
Statement has been signed by the following persons in the capacities and on the dates indicated:

     SIGNATURE                TITLE<F1>                DATE


/s/ Thomas L. Hoy      President, Chief Executive    April 27, 2000
     Thomas L. Hoy     Officer and Director
                       (principal executive
                       officer); Administrative
                       Trustee and principal
                       executive officer of Arrow
                       Capital Trust I

/s/ John J. Murphy     Executive Vice President,     April 27, 2000
     John J. Murphy    Treasurer and Chief Financial
                       Officer (principal
                       financial and accounting
                       officer); Administrative
                       Trustee and principal
                       financial and accounting
                       officer of Arrow Capital
                       Trust I

* Jan-Eric Bergstedt   Director                      April 27, 2000
     Jan-Eric Bergstedt

* John J. Carusone     Director                      April 27, 2000
     John J. Carusone

___________________________       Director           April 27, 2000
   Kenneth C. Hopper, M.D.


* Dr. Edward F. Huntington        Director           April 27, 2000
  Dr. Edward F. Huntington


* David G. Kruczlnicki            Director           April 27, 2000
  David G. Kruczlnicki
____________________

[FN]
<F1>
All positions listed are positions with Arrow Financial
Corporation unless otherwise noted.

         SIGNATURE                TITLE<F1>            DATE

* Michael F. Massiano             Director and     April 27, 2000
  Michael F. Massiano             Chairman


* David L. Moynehan               Director         April 27, 2000
  David L. Moynehan


* Doris E. Ornstein               Director         April 27, 2000
  Doris E. Ornstein


* Richard J. Reisman              Director         April 27, 2000
  Richard J. Reisman

*By:  /s/ Thomas L. Hoy
          Thomas L. Hoy
          Attorney-in-Fact

[FN]
<F1>
All positions listed are positions with Arrow Financial
Corporation unless otherwise noted.